Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

by and between

MDC PARTNERS INC.

and

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

Dated as of February 14, 2017

i

Exhibit A: Form of Joinder

Exhibit B: Form of Articles of Amendment

Exhibit C: Opinions of Company’s Counsel

Exhibit D: Form of Confidentiality Agreement

ii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 14, 2017, is by and between MDC Partners Inc., a Canadian corporation (together with any successor or assign pursuant to Section 6.07, the “Company”), and Broad Street Principal Investments, L.L.C. (together with its successors and any Affiliate that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 6.07, the “Purchaser”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, 95,000 Series 4 convertible preference shares in the capital of the Company (referred to herein as the “Preferred Shares”) having the terms set forth in the Series 4 Articles of Amendment, subject to the terms and conditions of this Agreement; and

WHEREAS, the Company and the Purchaser desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

Definitions

Section 1.01        Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Amount” has the meaning set forth in Section 4.15(a).

“Additional Investment” has the meaning set forth in Section 4.11.

“Additional Investment Agreement” has the meaning set forth in Section 4.11.

“Additional Securities” has the meaning set forth in Section 4.11.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, the Company and the Company’s Subsidiaries shall not be considered Affiliates of the Purchaser or any of its Affiliates. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble hereto.

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“Alternative Preference Shares” has the meaning set forth in the Series 4 Articles of Amendment.

“Anti-Money Laundering Laws” has the meaning set forth in Section 3.01(j)(iii).

“Articles of Amendment” means both (a) the articles of amendment designating the Preferred Shares (the “Series 4 Articles of Amendment”), and (b) the articles of amendment designating the Alternative Preference Shares (the “Series 5 Articles of Amendment”), to be filed by the Company as contemplated by Section 27(4) of the CBCA on or prior to the Closing in substantially the form attached hereto as Exhibit B, as amended, supplemented or otherwise modified from time to time with the consent of the Purchaser and the Company prior to the Closing.

“Associate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided that the Company and the Company’s Subsidiaries will not be considered Associates of the Purchaser or any of its Affiliates.

“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such that such Registration Statement will be available for the resale of Registrable Securities.

“Base Liquidation Preference” has the meaning set forth in the Series 4 Articles of Amendment.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. In addition, if a person is the Receiving Party to a Derivative Contract with respect to any securities, such person shall be deemed to “Beneficially Own” and have “Beneficial Ownership” over the Notional Number of securities, as applicable, with respect to such Derivative Contract. Solely for purposes of determining the number of Class A Shares issuable upon conversion of the Preferred Shares Beneficially Owned by the Purchaser, the Preferred Shares shall be treated as if any limitations or restrictions on conversion did not apply. For the avoidance of doubt, for purposes of this Agreement, the Purchaser (or any other person) shall at all times be deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Preferred Shares directly or indirectly held by it, irrespective of any non-conversion period specified in the Preferred Shares or this Agreement or any restrictions on transfer or voting contained in this Agreement.

“BHC Act” means the U.S. Bank Holding Company Act of 1956, as amended.

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“Blackout Period” means (a) if a Purchaser Designee is serving on the Board of Directors or the Purchaser is an affiliate of the Company (under the Exchange Act), the Company’s regular quarterly restricted trading period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect and/or (b) in the event that the Company determines in good faith that any registration or sale pursuant to any registration statement could reasonably be expected to materially adversely affect or materially and adversely interfere with any bona fide financing of the Company or any bona fide material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise then required to be, disclosed to the public, the premature disclosure of which would materially and adversely affect the Company or the registration statement is otherwise not Available for use (in each case as determined by the Company in good faith after consultation with outside counsel), a period of up to (i) sixty (60) days while the condition set forth in clause (a) of this definition is satisfied, and (ii) otherwise, ninety (90) days; provided that a Blackout Period described in this clause (b) may not be called by the Company more than twice in any period of twelve (12) consecutive months.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to remain closed.

“CBCA” means the Canada Business Corporations Act, as amended, and the rules and regulations promulgated thereunder.

“Change in Control” means the occurrence of any of the following events: (a) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company (excluding for purposes of the calculation non-controlling interests and third party minority interests) other than to a wholly-owned Subsidiary of the Company, (b) any Person or “group” (as such term is used in Section 13 of the Exchange Act) (in each case excluding the Purchaser or any of its Affiliates), directly or indirectly, obtains Beneficial Ownership of 50% or more of the outstanding Company Common Shares or (c) the Company consummates any amalgamation, merger, consolidation or similar transaction, unless the shareholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Company Common Shares immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of Voting Stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction.

“Class A Shares” means Class A Subordinate Voting Shares of the Company.

“Class B Shares” means Class B Shares of the Company.

“Closing” has the meaning set forth in Section 2.02(a).

“Closing Date” has the meaning set forth in Section 2.02(a).

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“Company” has the meaning set forth in the preamble hereto.

“Company Common Shares” means the common shares of the Company outstanding from time to time, including the Class A Shares and the Class B Shares.

“Company Reports” has the meaning set forth in Section 3.01(g)(i).

“Competition Act” means the Competition Act (Canada), as amended, and the rules and regulations promulgated thereunder.

“Confidential Information” has the meaning ascribed to “Information” in the Confidentiality Agreement.

“Confidentiality Agreement” means the confidentiality agreement entered into by the Company, on the one hand, and the Purchaser, on the other hand, dated as of January 24, 2017, as amended from time to time.

“Conversion Price” has the meaning set forth in the Series 4 Articles of Amendment.

“Debt Agreements” means (a) the Second Amended and Restated Credit Agreement, dated as of May 3, 2016, by and among the Company, certain of its Subsidiaries, and the lenders party thereto; and (b) the Indenture, dated as of March 23, 2016, by and among the Company, the guarantors party thereto, and The Bank of New York Mellon, relating to the issuance by the Company of its 6.500% Senior Notes due 2024, each as amended, restated, modified or refinanced from time to time.

“Derivative Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of the number of securities specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Number”), regardless of whether (a) obligations under such contract are required or permitted to be settled through the delivery of cash, such securities or other property or (b) such contract conveys any voting rights in any securities, without regard to any derivative, hedging or similar agreement or arrangement that has the effect of decreasing the economic interest of the Receiving Party in the securities under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of securities approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivative Contracts.

“Disqualification Event” has the meaning set forth in Section 3.02(d)(iii).

“Draft 8-K” has the meaning set forth in Section 3.01.

“Enforceability Exceptions” has the meaning set forth in Section 3.01(c).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

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“Excluded Securities” has the meaning set forth in Section 4.11.

“Export Laws” means all applicable Laws relating to export control, trade embargoes, and customs regulations, and any and all regulations and orders promulgated or issued under such authority, including the regulations administered by any of the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Bureau of Industry and Security and the U.S. Census Bureau of the U.S. Department of Commerce, the U.S. Department of State, and U.S. Customs and Border Protection of the U.S. Department of Homeland Security.

“Extraordinary Transaction” has the meaning set forth in Section 4.03(a)(v).

“Foreign Government Official” means any officer or employee of a foreign Governmental Entity or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials related to the government of the United States.

“Free Writing Prospectus” has the meaning set forth in Section 5.03(a)(iv).

“Fundamental Change” has the meaning set forth in the Series 4 Articles of Amendment.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, provincial, local or foreign, and any applicable industry self-regulatory organization.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Persons” has the meaning set forth in Section 5.05(a).

“Industry Competitor” means any Person who is an advertising agency holding company or is otherwise primarily engaged in the business of brand advertising or public relations services or any Person who directly (including through a Subsidiary), competes in a material respect with the business of the Company and its Subsidiaries, taken as a whole.

“Intellectual Property” has the meaning set forth in Section 3.01(p)(i).

“Investment Canada Act” means the Investment Canada Act (Canada), as amended, and the rules and regulations promulgated thereunder.

“Joinder” means, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing, in the case such Person is to have all the rights and obligations of a Purchaser under this Agreement, in the form and substance substantially as attached hereto as Exhibit A or, otherwise, such other form as may be agreed to by the Company and the Purchaser to reflect the scope of the rights and obligations being transferred.

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“Legal or Regulatory Transfer” means any transfer which the Purchaser believes, in good faith, based on the advice of counsel, is necessary or appropriate to (a) bring the Purchaser (or any of its Affiliates) into compliance (or into anticipated compliance) with applicable Law or regulation, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, as it may be amended from time to time, and the regulations promulgated thereunder or (b) avoid a limitation in law or other material adverse regulatory risk that will impair the ability of Purchaser or any of its Affiliates to conduct its business, or gives rise to a reasonable belief by Purchaser or any of its Affiliates that such a limitation or risk may arise, provided that in the case of any Legal or Regulatory Transfer, (x) the Purchaser shall have used commercially reasonable efforts to address the concerns giving rise to such Legal or Regulatory Transfer and (y) the transferee shall be a credit worthy entity.

“Losses” has the meaning set forth in Section 5.05(a).

“Material Adverse Effect” means any events, changes or developments that, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following: (a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes or developments in the industries in which the Company or any of its Subsidiaries conducts its business, (c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes in GAAP or accounting standards or interpretations thereof, (e) earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby, (g) any taking of any action at the request of the Purchaser, (h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (i) any changes in the share price or trading volume of the Class A Shares or in the Company’s credit rating (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industry in which the Company and its Subsidiaries operate.

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“Material Contract” means, with respect to any Person, (i) each contract or agreement for the provision of goods and services to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $10,000,000 or more (other than purchase orders or client service agreements in the ordinary course of the business of such Person or such Subsidiary, and other contracts that have a term of less than 90 days or by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium), and (ii) any other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Effect.

“Minimum Ownership Threshold” has the meaning set forth in Section 4.06(a).

“Minimum Return Tender/Exchange Offer” has the meaning set forth in Section 4.13(d).

“NASDAQ” means the NASDAQ Global Select Market.

“Offer Notice” has the meaning set forth in Section 4.11.

“Opt-Out Request” has the meaning set forth in Section 5.11.

“Participation Notice” has the meaning set forth in Section 4.11.

“Participation Notice Period” has the meaning set forth in Section 4.11.

“Permitted Transfers” has the meaning set forth in Section 4.02(a).

“Person” or “person” means an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Piggyback Notice” has the meaning set forth in Section 5.08(a).

“Piggyback Registration” has the meaning set forth in Section 5.08(a).

“Plan” and collectively, the “Plans” means all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, other equity-based profit sharing, savings, disability, incentive, deferred compensation, retirement, severance, retention, change in control or other employee benefit plans or programs, maintained or contributed to for the benefit of, or relating to, current employees and former employees of the Company or any of its Significant Subsidiaries, or with respect to which the Company or any of its Significant Subsidiaries could have any liability.

“Preferred Shares” has the meaning set forth in the preamble hereto.

“Prohibited Transfers” has the meaning set forth in Section 4.02(a).

“Pro Rata Share” has the meaning set forth in Section 4.11.

“Purchase Price” has the meaning set forth in Section 2.01.

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“Purchaser” has the meaning set forth in the preamble hereto.

“Purchaser Affiliated Director” means each Purchaser Designee and any other person that is a managing director, officer, advisor or employee of the Purchaser, any of its Affiliates (excluding for purposes of the definition of Affiliates, any portfolio company of Purchaser or any of its Affiliates, including any dedicated holding company within the portfolio company structure) or a successor thereto, in each case, that is serving on the Board of Directors.

“Purchaser Affiliates” means the controlled Affiliates of the Purchaser (or any successor to the Purchaser) and their controlled Affiliates (other than any portfolio company thereof (including any dedicated holding company within the portfolio company structure)), if such portfolio company, (y) is not a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with either the Purchaser or any Purchaser Affiliate with respect to any securities of the Company, and (z) has not received from the Purchaser or any Purchaser Affiliate or any Purchaser Affiliated Director, directly or indirectly, any Confidential Information concerning the Company or its business, provided that a portfolio company shall not be deemed to have received Confidential Information solely as a result of the receipt in accordance with the Confidentiality Agreement of Confidential Information by any employee of Purchaser or any of its Affiliates who also serves as a director, manager or officer of, or functions in a similar oversight role at, such portfolio company.

“Purchaser Designee” means an individual then serving on the Board of Directors pursuant to the exercise of the Purchaser’s nomination rights pursuant to Section 4.06(a) and/or Purchaser’s rights pursuant to Section 4.06(e), together with any designee of the Purchaser who is then standing for election to the Board of Directors pursuant to Sections 4.06(a) and (b) or who is being proposed for election by the Purchaser pursuant to Section 4.06(e).

“Purchaser Indemnitors” has the meaning set forth in Section 4.08.

“Purchaser Related Fund” means any bona fide investment fund, or alternative investment vehicle of a bona fide investment fund (including any employee investment fund), that is advised by an investment manager affiliated with the Purchaser.

“Qualifying Dividend” has the meaning set forth in Section 4.15(a).

“Qualifying Redemption” has the meaning set forth in Section 4.15(a).

“Qualifying Transaction” has the meaning set forth in Section 4.12.

“Registrable Securities” means the Subject Securities held by the Purchaser at any time, whether now owned or acquired by the Purchaser at a later time; provided that any Subject Securities will cease to be Registrable Securities upon the earliest of (a) when such Subject Securities have been sold or otherwise disposed of pursuant to an effective Registration Statement or in compliance with Rule 144, (b) the date such Subject Securities (i) are freely transferable under Rule 144 without regard to volume or manner of sale limits or public information requirements, and (ii) represent less than 1.0% of the outstanding Class A Shares at such time on an as-converted basis, or (c) when such Subject Securities cease to be outstanding; provided, further, that any securities that have ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any securities that are issued or distributed in respect of securities that have ceased to be Registrable Securities are not Registrable Securities.

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“Registration Expenses” means all expenses incurred by the Company in complying with Article V, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company and of a single counsel for the holders of Registrable Securities, fees and expenses incurred by the Company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., all the Company’s internal expenses, transfer taxes, and fees of transfer agents and registrars, but excluding any underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, in each case to the extent applicable to the Registrable Securities of the selling holders; provided that Registration Expenses shall not include more than $10,000 per offering of fees and disbursements of counsel and other advisors for the holders of Registrable Securities.

“Registration Statement” means any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Termination Date” has the meaning set forth in Section 5.01(b).

“Restricted Period” means the period commencing on the Closing Date and ending on the earlier of (a) the date that is two years following the Closing Date and (b) immediately prior to the consummation of a Change in Control.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 405” means Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Holders” has the meaning set forth in Section 5.03(a)(i).

“Significant Subsidiary” means each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1-02(w) of the SEC’s Regulation S-X).

“Specified Event” has the meaning set forth in the Series 4 Articles of Amendment.

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“Specified Guidelines” has the meaning set forth in Section 4.06(c).

“Specified Persons” has the meaning set forth in Section 6.12.

“Standstill Period” means the period commencing on the Closing Date and ending on the earliest of (a) the three year anniversary of the Closing Date, and (b) immediately prior to the consummation of a Change in Control.

“Subject Securities” means (a) the Preferred Shares; (b) the Alternative Preference Shares issuable or issued upon conversion of the Preferred Shares; (c) the Class A Shares issuable or issued upon conversion of the Preferred Shares or the Alternative Preference Shares; and (d) any securities issued as (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (a), (b) or (c) above or this clause (d).

“Subsidiary” means, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Take-Down Notice” has the meaning set forth in Section 5.02(c).

“Target Registration Date” has the meaning set forth in Section 5.01(a).

“Tax” or “Taxes” means (a) all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes, or other similar levies, charges, duties and assessments imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto and (b) any liability for items described in clause (a) of this definition of another Person as a transferee or successor, by contract, under U.S. Treasury Regulations Section 1.1502-6 (or corresponding or similar provisions of state, local or foreign law), under any indemnification, allocation or sharing agreement with respect to Taxes, or otherwise.

“Tax Return” means a report, return, claim, form or other document (including any amendments and attachments thereto) supplied or required to be supplied to a Governmental Entity with respect to Taxes.

“Third Party” means a Person other than the Purchaser, a Purchaser Related Fund or any Purchaser Affiliate (other than any portfolio company thereof, including any dedicated holding company within the portfolio company structure).

“Third Party Tender/Exchange Offer” has the meaning set forth in Section 4.02(a).

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“Transactions” has the meaning set forth in Section 3.01(c).

“Underwritten Offering” means a sale of Registrable Securities to an underwriter or underwriters for reoffering to the public.

“Voting Stock” means securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

Section 1.02        General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. All dollar amounts refer to United States currency.

ARTICLE II

SALE AND PURCHASE OF THE PREFERRED SHARES

Section 2.01        Sale and Purchase of the Preferred Shares.

(a)         Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company, the Preferred Shares for an aggregate purchase price of $95,000,000 (the “Purchase Price”).

Section 2.02        Closing.

(a)          Subject to the prior or simultaneous satisfaction or waiver of the conditions precedent set forth in Sections 2.02(c) and (d), the closing (the “Closing”) of the purchase and sale of the Preferred Shares hereunder shall take place at the offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, NY 10017 at 11:00 a.m. New York time on a Business Day on or prior to the date that is the sixtieth (60th) day following the date hereof, selected by the Purchaser or the Company in a written notice delivered to the other party at least two (2) Business Days prior to such date, or at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchaser (the date on which the Closing actually occurs, the “Closing Date”); provided that in no event shall Purchaser be obligated to consummate the Closing prior to the date that is the twenty-first (21st) day following the date hereof.

(b)          To effect the purchase and sale of the Preferred Shares, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

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(i)          the Company shall issue and deliver to the Purchaser a certificate representing the Preferred Shares, registered in the name of the Purchaser or as the Purchaser may otherwise direct in writing, against payment in full by or on behalf of the Purchaser of the Purchase Price for the Preferred Shares; and

(ii)         the Purchaser shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company (at least three (3) Business Days prior to the Closing) to the Purchaser in an amount equal to the Purchase Price for the Preferred Shares.

(c)          The obligations of the Purchaser to purchase the Preferred Shares are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i)          the Company shall have provided the applicable listing of additional shares notification to NASDAQ, and received notification from NASDAQ that the listing of additional shares review process has been completed, and NASDAQ shall not have made any objection (not subsequently withdrawn) that the consummation of the transactions contemplated by this Agreement would violate NASDAQ listing rules applicable to the Company and that if not withdrawn would result in the delisting of the Class A Shares;

(ii)         the purchase and sale of the Preferred Shares pursuant to Section 2.02(b) shall not be prohibited, materially restrained or enjoined by any court of competent jurisdiction, applicable law or Governmental Entity;

(iii)        the representations and warranties of the Company set forth in Sections 3.01(a)(i), 3.01(b), 3.01(c), 3.01(e), 3.01(n) and 3.01(s) shall be true and correct in all respects on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such date) other than in each case for de minimis inaccuracies, (B) the representations and warranties of the Company set forth in Sections 3.01(h) shall be true and correct on and as of the date hereof and as of the Closing Date as if made anew as of the Closing Date and (C) the representations and warranties of the Company set forth in Section 3.01 (other than those representations and warranties identified in the preceding clauses (A) and (B)) shall be true and correct on and as of the Closing Date, or if made as of a specific date, shall be true and correct as of such date (without giving effect to materiality, Material Adverse Effect, or similar phrases in the representations and warranties), except where the failure of such representations and warranties referenced in this clause (C) to be so true and correct, individually or in the aggregate, has not had and would not have a Material Adverse Effect;

(iv)        the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

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(v)         the Company shall have duly and validly created and authorized the issuance of the Preferred Shares and the Alternative Preference Shares issuable upon conversion of the Preferred Shares;

(vi)        the Purchaser shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in Section 2.02(c)(ii), (iii), (iv) and (v) have been satisfied;

(vii)       the Purchaser shall have received one or more opinions of the Company’s counsel, substantially in the form attached as Exhibit C hereto; and

(viii)      simultaneous with the Closing, the Company shall have reimbursed the Purchaser and its Affiliates in same day funds for their reasonable and documented out-of-pocket expenses (including fees, expenses and disbursements of legal, accounting and other advisors) incurred in connection with the execution of this Agreement and the purchase by the Purchaser of the Preferred Shares pursuant to this Agreement, provided that such reimbursable expenses shall not exceed $500,000 in the aggregate.

(d)          The obligations of the Company to sell the Preferred Shares to the Purchaser are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i)          the Company shall have provided the applicable listing of additional shares notification to NASDAQ, and received notification from NASDAQ that the listing of additional shares review process has been completed, and NASDAQ shall not have made any objection (not subsequently withdrawn) that the consummation of the transactions contemplated by this Agreement would violate NASDAQ listing rules applicable to the Company and that if not withdrawn would result in the delisting of the Class A Shares;

(ii)         the purchase and sale of the Preferred Shares pursuant to Section 2.02(b) shall not be prohibited, materially restrained or enjoined by any court of competent jurisdiction, applicable law or Governmental Entity;

(iii)        the representations and warranties of the Purchaser set forth in Section 3.02 shall be true and correct in all material respects on and as of the Closing Date;

(iv)        the Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

(v)         the Company shall have received a certificate, dated the Closing Date, duly executed by the an officer of the Purchaser on behalf of the Purchaser, certifying that the conditions specified in Section 2.02(d)(ii) and (iii) have been satisfied.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01        Representations and Warranties of the Company. Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly filed on or after December 31, 2015 and publicly available at least two Business Days prior to the date of this Agreement (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports), the draft earnings release and Form 8-K prepared by the Company and delivered to the Purchaser on February 13, 2017 (the “Draft 8-K”) or as otherwise disclosed in a letter delivered by the Company to the Purchaser prior to the execution of this Agreement, the receipt of which is acknowledged in writing by the Purchaser (the “Letter”), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date as follows:

(a)          Existence and Power.

(i)          The Company has been continued and is validly existing as a corporation in good standing under the laws of Canada and has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement.

(ii)         Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification.

(iii)        Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Significant Subsidiary has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement.

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(b)          Capitalization. The authorized share capital of the Company consists of unlimited Class A Shares, unlimited Class B Shares, unlimited Preference shares, issuable in series, 5,000 Series 1 preference shares, 700,000 Series 2 preference shares, and unlimited Series 3 preference shares. As of February 1, 2017, there were (i) 55,304,347 Class A Shares issued and outstanding, (ii) 3,755 Class B Shares issued and outstanding; (iii) no Preferred Shares or Alternative Preference Shares issued and outstanding; (iv) no Series 1 preference shares issued and outstanding; (v) no Series 2 preference shares issued and outstanding; (vi) no Series 3 preference shares issued and outstanding; (vii) 2,499,045 Class A Shares underlying outstanding awards under the Company’s 2005 Stock Incentive Plan, the Company’s 2008 Key Partner Incentive Plan, the Company’s 2011 Stock Incentive Plan, the Company’s 2016 Stock Incentive Plan, the Company’s Stock Appreciation Rights Plan and the Company’s Equity Value Appreciation Awards; (viii) 699,761 Class A Shares available for issuance under the Company’s employee or director employment, compensation, incentive and/or benefit plans, programs, policies, agreements or other arrangements; and (ix) 37,500 outstanding options issued to an independent director under the 2005 Stock Incentive Plan. Since February 1, 2017, (i) the Company has only issued options, restricted stock units or other rights to acquire Class A Shares, and incurred obligations to issue Class A Shares as deferred consideration for acquisitions, in the ordinary course of business consistent with past practice and (ii) the only shares of capital stock issued by the Company were pursuant to options, restricted stock units, obligations to pay deferred consideration for acquisitions and other rights to purchase Class A Shares. All outstanding Company Common Shares and capital stock of Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above, the Company has not issued any securities, the holders of which have the right to vote with the shareholders of the Company on any matter. Except as provided in this Agreement, and except as set forth in or contemplated by this Section 3.01(b) or as reflected by the “Redeemable Noncontrolling Interests” in the Draft 8-K as of December 31, 2016, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company or any Significant Subsidiary to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or such Significant Subsidiary or any securities convertible into or exchangeable for such capital stock or similar profit participation rights and there are no current outstanding contractual obligations of the Company or any Significant Subsidiary to repurchase, redeem or otherwise acquire any of its shares of capital stock or any securities convertible into or exchangeable for such capital stock or similar profit participation rights, in each case other than in relation to obligations to pay deferred acquisition consideration reflected in the Draft 8-K or as reflected by the “Redeemable Noncontrolling Interests” in the Draft 8-K as of December 31, 2016. The Letter sets forth the Company’s percentage (rounded to the nearest whole number) aggregate direct or indirect record and beneficial ownership of each Significant Subsidiary as of the date hereof.

(c)          Authorization. The execution, delivery and performance of this Agreement, the issuance of the Preferred Shares, the consummation of the transactions contemplated herein (collectively, the “Transactions”) and all other necessary corporate action on the part of the Company have been duly authorized by the Board of Directors. Assuming this Agreement constitutes the valid and binding obligation of the Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). Pursuant to resolutions previously provided to the Purchaser, the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act has approved, and at the request of the Purchaser will approve in advance of the Closing, for the express purpose of exempting each such transaction from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 thereunder, the transactions contemplated by this Agreement, including the acquisition of the Preferred Shares, any disposition of such Preferred Shares upon the conversion thereof, any acquisition of Alternative Preference Shares or Class A Shares upon conversion of the Preferred Shares, any deemed acquisition or disposition in connection therewith, and all transactions related thereto.

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(d)          General Solicitation; No Integration. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Preferred Shares. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Preferred Shares sold pursuant to this Agreement.

(e)          Valid Issuance. The Preferred Shares have been duly authorized by all necessary corporate action of the Company and, when issued and sold against receipt of the consideration therefor, the Preferred Shares will be validly issued, fully paid, and nonassessable and free of pre-emptive or similar rights, and will not subject the holders thereof to any personal liability. The Company has available for issuance the maximum number of Class A Shares and Alternative Preference Shares initially issuable upon conversion of the Preferred Shares if such conversion were to occur immediately following Closing. The Class A Shares and Alternative Preference Shares to be issued upon conversion of the Preferred Shares in accordance with the terms of the Series 4 Articles of Amendment have been duly authorized, and when issued upon conversion of the Preferred Shares, all such Class A Shares and Alternative Preference Shares will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights. The Class A Shares to be issued upon conversion of the Alternative Preference Shares have been duly authorized, and when issued upon conversion of the Alternative Preference Shares, all such Class A Shares will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

(f)          Non-Contravention/No Consents. Assuming the accuracy of the representations of the Purchaser set forth herein, the execution, delivery and performance of this Agreement, the issuance of the Class A Shares and Alternative Preference Shares upon conversion of the Preferred Shares, and the issuance of Class A Shares upon conversion of the Alternative Preference Shares in accordance with their terms, in accordance with the terms of the Articles of Amendment and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the articles of amalgamation or bylaws of the Company, (ii) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or any of its Subsidiaries or (iii) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of the Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act, Competition Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of Class A Shares upon the conversion of the Preferred Shares and Alternative Preference Shares, (B) the filing and approval of a Listing of Additional Shares Notification Form with NASDAQ, (C) any required filings pursuant to the Exchange Act or the rules of the SEC or NASDAQ, (D) any filings, approvals or registrations under blue sky laws, or (E) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (in each case other than the transactions contemplated by Article V), except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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(g)          Reports; Financial Statements.

(i)          The Company has filed or furnished, as applicable, (A) its annual report on Form 10-K for the fiscal year ended December 31, 2015, (B) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, (C) its proxy statement relating to the annual meeting of the shareholders of the Company held in 2016 and (D) all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since December 31, 2015 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)         Each of the consolidated balance sheets, and the related consolidated statements of operations, consolidated statements of comprehensive loss, consolidated statements of cash flows, and consolidated statements of shareholders’ deficit, included in the Company Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of unaudited financial statements except for the absence of footnote disclosure, and (D) otherwise comply in all material respects with the requirements of the SEC. The estimates of deferred acquisition consideration in connection with the Company’s acquisitions contained in financial statements in the Company Reports have been prepared and are presented in accordance with GAAP in all material respects as of the respective dates of such financial statements.

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(iii)        The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting as of December 31, 2016, the last date as of which such control was evaluated, was effective, and the Company is not aware of any material weaknesses or significant deficiency in its internal control over financial reporting as of the date hereof.

(h)          Absence of Certain Changes. Since September 30, 2016 until the date hereof, no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(i)           No Undisclosed Liabilities, etc. There are no liabilities of the Company or any of its Subsidiaries, except (i) liabilities reflected or reserved against in the financial statements contained in the Company Reports or the Draft 8-K, (ii) liabilities incurred since September 30, 2016 in the ordinary course of business, (iii) liabilities incurred pursuant to this Agreement, and (iv) other liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)           Compliance with Applicable Law.

(i)          Each of the Company and its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to the Company or such Subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(ii)         No director or officer, nor any agent or employee of the Company or any of its Subsidiaries has in connection with the business activities of the Company or any of its Subsidiaries made or offered any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment of value, regardless of form, whether in money, property, or services, to any Foreign Government Official in material violation of the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq., or to any Person in material violation of any other applicable anti-bribery laws.

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(iii)        The operations of the Company and its Subsidiaries are conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering laws of all applicable jurisdictions, and the rules and regulations thereunder administered or enforced by any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries (collectively, the “Anti-Money Laundering Laws”); and no material action, suit or proceeding by or before any such Governmental Entity involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(iv)        The operations of the Company and its Subsidiaries are conducted in compliance in all material respects with all applicable Export Laws. Neither the Company nor any of its Subsidiaries (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the U.S. Department of the Treasury or (ii) engages in any dealings or transactions with any such Person that are in violation of Export Laws.

(k)          Legal Proceedings and Liabilities. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its Subsidiaries (i) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transactions. As of the date hereof, neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries.

(l)           Investment Company Act. The Company is not, and immediately after receipt of payment for the Preferred Shares, and at all times while the Purchaser continues to hold Preferred Shares or Class A Shares or Alternative Preference Shares issued upon conversion thereof will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or will qualify for the exclusion in Rule 3a-1 thereunder.

(m)         Taxes and Tax Returns. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)          the Company and each of its Subsidiaries has timely filed (taking into account all applicable extensions) all income and other Tax Returns required to be filed by it, and all such Tax Returns were correct and complete in all respects, and the Company and each of its Subsidiaries has timely paid (or has had timely paid on its behalf) to the appropriate Governmental Entity all Taxes that are required to be paid by it; and

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(ii)         there are no audits, disputes, or administrative or judicial proceedings ongoing or pending, or claims asserted in writing, in respect of Taxes of the Company or any of its Subsidiaries.

(n)          No Piggyback or Preemptive Rights. Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to (i) require the Company to include in any Registration Statement filed pursuant to Article V any securities other than the Subject Securities or (ii) preemptive rights to subscribe for Class A Shares and Alternative Preference Shares issuable upon conversion of the Preferred Shares, except in each case of (i) and (ii), as may have been duly waived.

(o)          Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser would be required to pay.

(p)          Intellectual Property. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or possess sufficient rights to use all patents, patent applications, inventions, copyrights, know-how, trade secrets, trademarks, service marks and trade names and other technology and intellectual property rights (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as currently conducted. To the Company’s knowledge, the conduct of the respective businesses of the Company and its Subsidiaries does not infringe the Intellectual Property of others, and to the Company’s knowledge, no third party is infringing any Intellectual Property owned by the Company or any of its Subsidiaries.

(q)          Material Contracts. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, no event or development has occurred, and no fact, circumstance or condition exists, that (with or without notice or lapse of time or both) could reasonably be expected to (i) result in a violation or breach by the Company or any of its Subsidiaries or, to the Company’s knowledge, any third party, of any Material Contract to which the Company or any of its Subsidiaries is a party, (ii) result in the payment by the Company or any of its Subsidiaries of indemnification or similar payments under any such Material Contract or (iii) give any Person the right to cancel, terminate or modify any such Material Contract. Except as disclosed in the Company Reports filed with the SEC, neither the Company nor any of its Subsidiaries is a party to any Material Contract or arrangement with any Affiliate of the Company or its Subsidiaries. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is party to any contract, agreement, arrangement or understanding containing any provision or covenant that purports to, or could reasonably be expected to, limit in any respect the ability of the Purchaser or any of its Affiliates to (i) sell any products or services of or to any other Person or in any geographic region, (ii) engage in any line of business, (iii) compete with any Person or (iv) obtain products or services from any Person.

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(r)          Solvency. Immediately after giving effect to the transactions contemplated hereby the Company and each of its Subsidiaries shall be able to pay their respective debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay their respective debts when due (including all contingent liabilities). Immediately after giving effect to the transactions contemplated hereby, the Company and each of its Subsidiaries shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company and its Subsidiaries.

(s)          Labor Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Significant Subsidiaries (i) is a party to any collective bargaining agreements or other agreements with any labor organization or union or other employee organization (and no such agreement is currently being requested by, or is under discussion by management with, any employee or others) other than the Screen Actors Guild, or (ii) is obligated by, or subject to, any order of the National Labor Relations Board or other labor board or administration, or any unfair labor practice decision. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date hereof, neither the Company nor any of its Significant Subsidiaries is a party or subject to any pending or, to the knowledge of the Company, threatened material labor or civil rights dispute, controversy or grievance or any material unfair labor practice proceeding with respect to claims of, or obligations of, any employee or group of employees. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Significant Subsidiaries has received any notice that any labor representation request is pending or is threatened with respect to any employees of the Company or any of its Significant Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its Significant Subsidiaries is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and there are no claims (other than ordinary claims under Plans), disputes, actions, grievances or disciplinary actions pending or, to the knowledge of the Company, threatened, by or between the Company or any of its Significant Subsidiaries and any directors, officers and key employees of the Company and its Significant Subsidiaries (individually and collectively, “Personnel”).

(t)          Employee Benefits. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)          each Plan (i) has been maintained, funded and administered in compliance in all material respects with all applicable laws, orders, statutes, regulations and rules issued by a Governmental Entity and with any agreement entered into with a union or labor organization and (ii) has been operated in compliance in all materials respects with its terms;

(ii)         no employees of the Company or any of its Subsidiaries currently participate in any multiemployer plan, as defined in Section 3(37) of ERISA or any Plan that is subject to Title IV of ERISA;

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(iii)        neither the Company nor any of its Subsidiaries has incurred any material liability under Title IV of ERISA that has not been satisfied in full;

(iv)        each Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS with respect to its qualified status, and to the knowledge of the Company, the IRS has not taken any action to revoke such determination letter;

(v)         each Plan that is required to be registered or approved by a foreign Governmental Entity has been registered with, or approved by, and has been maintained in all material respects in good standing with such Governmental Entity;

(vi)        all contributions required to be made prior to the date hereof with respect to any Plan by applicable law, any order or any Plan document or other contractual undertaking, and all premiums due or payable prior to the date hereof with respect to any insurance policy funding any Plan have been timely made; and

(vii)       as of the date hereof, there are no pending or, to the knowledge of the Company, threatened material actions, proceedings or Litigations by or on behalf of any Plan, any employee or beneficiary covered under any Plan any Governmental Entity involving any Plan, or otherwise involving any Plan (other than routine claims for benefits).

(u)          No Additional Representations.

(i)          The Company acknowledges that the Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement.

(ii)         The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, (i) no person has been authorized by the Purchaser to make any representation or warranty relating to the Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by the Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Purchaser.

Section 3.02         Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows:

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(a)          Organization; Ownership. The Purchaser is an limited liability company, duly organized, validly existing and in good standing under the laws of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

(b)          Authorization; Sufficient Funds; No Conflicts.

(i)          The Purchaser has full limited liability company power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by all necessary limited liability company action on behalf of the Purchaser. No other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by the Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(ii)         At and immediately prior to the Closing, the Purchaser will have, cash in immediately available funds in excess of the Purchase Price.

(iii)        The execution, delivery and performance of this Agreement by the Purchaser, the consummation by the Purchaser of the Transactions and the compliance by the Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Purchaser or (C) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Purchaser, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions by the Purchaser.

(c)          Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions, except for any required filings or approvals under the HSR Act, Competition Act, Investment Canada Act or any other antitrust or competition laws, requirements or regulations in connection with the issuance of Class A Shares upon the conversion of the Preferred Shares and Alternative Preference Shares and any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions by the Purchaser.

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(d)          Investment Representations.

(i)          The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Preferred Shares is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchaser is acquiring the Preferred Shares (and any Class A Shares or Alternative Preference Shares issuable upon conversion of the Preferred Shares) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Shares (or any Class A Shares or Alternative Preference Shares issuable upon conversion of the Preferred Shares) in violation of the Securities Act. The Purchaser is not resident in any jurisdiction of Canada, and is a non-resident of Canada for purposes of the Income Tax Act (Canada). The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Preferred Shares (and any Class A Shares or Alternative Preference Shares issuable upon conversion of the Preferred Shares) and is capable of bearing the economic risks of such investment. The Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

(ii)         Neither the Purchaser nor any of the Purchaser Affiliates is acting in concert, and neither the Purchaser nor any of the Purchaser Affiliates has any agreement or understanding, with any Person that is not the Purchaser or an Affiliate of the Purchaser, and except with the Purchaser or an Affiliate of the Purchaser is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act, in each case with respect to the Company or its securities, other than with respect to any bona fide loan from one or more financial institutions.

(iii)        Except as disclosed in writing by the Purchaser to the Company prior to entry into this Agreement, neither the Purchaser, nor any person who through the Purchaser (including anyone who has investment discretion on the Purchaser’s behalf) Beneficially Owns the Preferred Shares, has been or is subject to any disqualification event described in Rule 506(d)(1)(i)-(viii) of Regulation D under the Securities Act (a “Disqualification Event”) during the time periods specified in Rule 506(d)(1)(i)-(viii) of Regulation D under the Securities Act. The Purchaser agrees to provide the Company with prompt written notice of the occurrence of any Disqualification Event with respect to the Purchaser or any such beneficial owner.

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(e)          Brokers and Finders. The Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(f)          Ownership of Shares. As of the Closing, neither the Purchaser nor the Purchaser Affiliates Beneficially Own any Company Common Shares (without giving effect to the issuance of the Preferred Shares hereunder).

(g)          Compliance with Applicable Law. Except as disclosed in writing by the Purchaser to the Company prior to entry into this Agreement and assuming the accuracy of Section 3.01(l) on and after the date hereof, the Purchaser has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to the Purchaser, including the BHC Act and the regulations promulgated thereunder, except for such failures to comply, defaults or violations that would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions by the Purchaser or require a Legal or Regulatory Transfer immediately following the Closing.

(h)          No Additional Representations.

(i)          The Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to the Purchaser (or any of its officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and the Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement.

(ii)         The Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges the Purchaser has been provided with sufficient access for such purposes. The Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Purchaser as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Purchaser or any of its representatives are not and shall not be deemed to be or include representations or warranties of the Company.

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ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.01        Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done all things necessary, proper or advisable (other than waiving their rights hereunder) to consummate and make effective the sale and purchase of the Preferred Shares hereunder, including under applicable laws and regulations, subject to the terms and conditions hereof (including Section 2.02(a)) and compliance with applicable law.

Section 4.02        Restricted Period; Non-Conversion.

(a)         During the Restricted Period, notwithstanding any rights provided in Article V, the Purchaser shall not, without the Company’s prior written consent, directly or indirectly, (x) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition of (any of the foregoing, a “transfer”), any of the Preferred Shares or any Class A Shares or Alternative Preference Shares issuable or issued upon conversion of any of the Preferred Shares or (y) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of the Preferred Shares or any Class A Shares or Alternative Preference Shares issuable or issued upon conversion of any of the Preferred Shares (such actions in clauses (x) and (y), “Prohibited Transfers”); provided that the foregoing restrictions (I) shall not prohibit Permitted Transfers, (II) shall not apply to any Class A Shares or Alternative Preference Shares issued upon conversion of Preferred Shares pursuant to Section 5(c) of the Series 4 Articles of Amendment or to any Class A Shares purchased in the open market after the date hereof, (III) shall not restrict Purchaser or any of its Affiliates from entering into any such transactions as part of its ordinary risk management policies or for purposes of engaging in customary interest rate or currency hedging transactions involving the Company (provided that this clause (III) shall not permit the Purchaser to transfer (including in any short sale) any equity securities of the Company or be party to any Derivative Contract with respect to any equity securities of the Company) and (IV) shall not apply to any Beneficial Ownership of the Preferred Shares or any Class A Shares or Alternative Preference Shares issuable or issued upon conversion of any of the Preferred Shares by an Affiliate of Purchaser that is a Third Party pursuant to the definition thereof. “Permitted Transfers” shall mean any (i) transfer to a Purchaser Related Fund or Purchaser Affiliate (other than any portfolio company thereof, including any dedicated holding company within the portfolio company structure), (ii) transfer to the Company or any of its Subsidiaries, (iii) transfer with the prior written consent of the Company, (iv) Legal or Regulatory Transfer or (v) tender of any Preferred Shares, Class A Shares, Alternative Preference Shares issuable or issued upon conversion of any of the Preferred Shares into a Third Party Tender/Exchange Offer, as defined below, (and any related conversion of Preferred Shares to the extent required to effect such tender or exchange) or any transfer effected pursuant to any amalgamation, merger, consolidation or similar transaction consummated by the Company (for the avoidance of doubt, if such Third Party Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained herein shall continue to apply to any Class A Shares or Alternative Preference Shares received pursuant to the conversion of any Preferred Shares that had previously been converted to participate in any such tender or exchange offer). “Third Party Tender/Exchange Offer” means any take-over bid, tender or exchange offer made to all of the holders of Class A Shares by a Third Party for a number of outstanding shares of Voting Stock that, if consummated, would result in a Change in Control solely to the extent that (x) the Board of Directors has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act or (y) such tender or exchange offer is either (I) a tender or exchange offer for less than all of the outstanding Class A Shares or (II) part of a two-step transaction and the consideration to be received in the second step of such transaction is not identical in the amount or form of consideration (or the election of the type of consideration available to holders of Class A Shares is not identical in the second-step of such transaction) as the first step of such transaction. During and following the Restricted Period, the Purchaser shall not transfer any of the Preferred Shares or any Class A Shares or Alternative Preference Shares issuable or issued upon conversion of the Preferred Shares to any Purchaser Related Fund or Purchaser Affiliate that did not execute and deliver to the Company a Joinder becoming a Purchaser party to this Agreement and the Confidentiality Agreement. Any purported Prohibited Transfer in violation of this Section 4.02 shall be null and void ab initio.

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(b)          Notwithstanding anything in this Agreement or elsewhere to the contrary, any sale of Preferred Shares, Alternative Preference Shares or Class A Shares pursuant to Article V shall be subject to any applicable limitations set forth in this Section 4.02 and Article V but shall not be subject to any policies, procedures or limitations (other than any applicable federal, state or provincial securities laws and any other applicable laws) otherwise applicable to the Purchaser Affiliated Directors with respect to trading in the Company’s securities (other than as set forth in the definition of “Blackout Period”) and the Company acknowledges and agrees that such policies, procedures or limitations applicable to the Purchaser Affiliated Directors shall not be violated by any such transfer pursuant to Article V.

(c)          For so long as the Purchaser is entitled (and has not waived its right) to nominate a Purchaser Designee to the Board of Directors or a Purchaser Designee is serving on the Board of Directors, the Purchaser will not transfer any securities of the Company (including any Preferred Shares, Alternative Preference Shares or Company Common Shares) during any closed trading window that is generally applicable to the Board of Directors and established in good faith, provided that this Section 4.02(c) shall not limit the ability of the Purchaser to exercise its rights under Article V.

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Section 4.03         Standstill.

(a)          The Purchaser agrees that, during the Standstill Period, it shall not, and shall not cause any of the Purchaser Affiliates to, directly or indirectly, in any manner, including acting on behalf of the Purchaser, alone or in concert with others, take any of the following actions without the prior consent of the Company (acting through a resolution of the Company’s directors not including any Purchaser Affiliated Directors):

(i)          make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board of Directors (other than in respect of the Purchaser Affiliated Director) or become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board of the Directors at any shareholder meeting, or make or be the proponent of any shareholder proposal (pursuant to the CBCA, Rule 14a-8 under the Exchange Act or otherwise);

(ii)         form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not Purchaser Affiliates or Affiliates of the Purchaser (in each case other than any portfolio company, including any dedicated holding company within the portfolio company structure) with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly permitted by this Agreement; provided that for the avoidance of doubt, the Beneficial Ownership of the Preferred Shares, the Class A Shares and the Alternative Preference Shares by any Person that is an Affiliate of Purchaser but not a Purchaser Affiliate shall not be deemed to form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act);

(iii)        acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, take-over bid, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in the Purchaser (together with the Purchaser Affiliates), having Beneficial Ownership of Company Common Shares representing more than 19.9% of the aggregate voting power of the Company Common Shares; provided that nothing herein will require any Preferred Shares, Class A Shares or Alternative Preference Shares to be sold to the extent the Purchaser and the Purchaser Affiliates, collectively, exceeds the ownership limit under this paragraph as the result of increases to the Base Liquidation Preference pursuant to the Series 4 Articles of Amendment, a share repurchase or any other Company actions that reduces the number of outstanding Company Common Shares;

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(iv)        transfer, directly or indirectly, through swap or hedging transactions or otherwise, the Preferred Shares, Class A Shares or Alternative Preference Shares Beneficially Owned by the Purchaser or any economic or voting rights decoupled from the underlying securities held by the Purchaser to any Third Party that, to the knowledge of the Purchaser at the time it enters into such transaction, would result in such Third Party, together with its Affiliates and Associates, having Beneficial Ownership of Company Common Shares representing more than 12.5% of the aggregate voting power of the Company Common Shares; provided, that (x) the Purchaser shall provide written notice to the Company if it has actual knowledge (after good faith inquiry) at the time of such transaction that such transfer, directly or indirectly, through swap or hedging transactions or otherwise, of its Preferred Shares, Class A Shares or Alternative Preference Shares to any Third Party would result in such Third Party, together with its Affiliates and Associates, having Beneficial Ownership in the aggregate of more than 9.9% of the Class A Shares or Alternative Preference Shares outstanding at such time and (y) nothing in this clause (iv) shall in any way prohibit, limit or restrict any transfer (A) pursuant to a Third Party Tender/Exchange Offer or pursuant to an amalgamation, merger, consolidation, arrangement or similar transaction entered into by the Company, (B) in a bona fide underwritten public offering or in a broker transaction pursuant to Rule 144 (provided that, in relation to such Rule 144 offering, the Purchaser has not instructed or encouraged such broker to sell such Preferred Shares, Class A Shares or Alternative Preference Shares to a specific Third Party or class of Third Parties which would result in a violation of this clause (iv)) or (C) in a derivatives transaction (x) entered into with, or purchased from, a bank, broker-dealer or other recognized derivatives dealer that is not a hedge fund or activist investor or, to the knowledge of the Purchaser, an Affiliate of a hedge fund or activist investor, or (y) as part of the Purchaser’s or its Affiliate’s ordinary risk management policies or for purposes of engaging in customary interest rate or currency hedging transactions involving the Company (provided that this clause (y) shall not permit the Purchaser to transfer (including in any short sale) any equity securities of the Company or be party to any Derivative Contract with respect to any equity securities of the Company). Notwithstanding anything in this Agreement to the contrary, the foregoing shall not restrict any Beneficial Ownership of the Preferred Shares or any Class A Shares or Alternative Preference Shares issuable or issued upon conversion of any of the Preferred Shares by an Affiliate of Purchaser that is a Third Party pursuant to the definition thereof;

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(v)         effect or seek to effect, offer or propose to effect, cause, or in any way knowingly assist or facilitate any other person to effect or seek, offer or propose to effect, any take-over bid, tender or exchange offer, amalgamation, merger, consolidation, acquisition, arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its Subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement in violation of the foregoing with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by the Purchaser or a Purchaser Affiliate of any securities of the Company into any Third Party Tender/Exchange Offer (and any related conversion of Preferred Shares to the extent required to effect such tender) or the vote by the Purchaser or a Purchaser Affiliate of any voting securities of the Company with respect to any Extraordinary Transaction;

(vi)         (A) call or seek to call any meeting of shareholders of the Company, including by written consent, (B) seek representation on the Board of Directors, except as expressly set forth herein, (C) seek the removal of any member of the Board of Directors (other than a Purchaser Affiliated Director in accordance with Section 4.06), (D) solicit written consents from shareholders or otherwise act or seek to act by written consent with respect to the Company, (other than in respect of the election of a Purchaser Affiliated Director), or (E) conduct a referendum of shareholders of the Company;

(vii)       make or be a public proponent of any shareholder proposal that seeks (A) controlling or changing the Board of Directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board of Directors (other than in respect of a Purchaser Affiliated Director), (B) any material change in the capitalization or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company’s articles of amalgamation or bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(viii)      make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board of Directors, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that would violate the provisions of this Section 4.03;

(ix)         enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing (other than activities between Purchaser and its Affiliates that would not violate the other provisions of this Section 4.03); or

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(x)          request, directly or indirectly, any amendment, modification or waiver of this Section 4.03 (including this clause (x)).

(b)          Notwithstanding the foregoing or anything in this Agreement to the contrary, the Purchaser and the Purchaser Affiliates shall not be restricted from (i) acquiring securities with the prior written consent of the Company, (ii) acquiring securities upon conversion of the Preferred Shares in accordance with the Series 4 Articles of Amendment or pursuant to Section 4.11, (iii) participating in rights or securities offerings conducted by the Company, (iv) receiving stock dividends or similar distributions made by the Company, (v) tendering Preferred Shares, Class A Shares or Alternative Preference Shares as permitted by Section 4.02 or after the Restricted Period, or (vi) disposing of Preferred Shares, Class A Shares or Alternative Preference Shares by operation of a statutory amalgamation, statutory arrangement or other statutory procedure involving the Company.

(c)          The foregoing provisions of Section 4.03(a) shall not be deemed to prohibit the Purchaser or any Purchaser Affiliates or their respective directors, executive officers, partners, employees or managing members or agents (acting in such capacity) from communicating privately with the Company’s directors, officers or advisors so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications; provided that no such person may request, directly or indirectly, any amendment, modification or waiver of this Section 4.03 (including Section 4.03(c)). In no event shall this Section 4.03 be construed as prohibiting the Purchaser or any Purchaser Affiliates from taking any of the aforementioned actions with respect to a Third Party that is an owner (“other entity”) of an interest in the Company or any of the Company Subsidiaries, provided that (x) the Purchaser and the Purchaser Affiliates do not share Confidential Information received from the Company in violation of this Agreement, and (y) such other entity does not form a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with either the Purchaser or any Purchaser Affiliate with respect to any securities of the Company.

(d)          Nothing in this Section 4.03 shall limit any action that may be taken by any Purchaser Affiliated Director acting solely as a director of the Company consistent with his or her fiduciary duties as a director of the Company.

(e)          Notwithstanding anything to the contrary provided herein, none of the provisions of this Agreement shall in any way limit the activities of any Affiliate of the Purchaser other than Purchaser or Purchaser Affiliates in accordance with the terms hereof.

Section 4.04         Securities Laws. The Purchaser acknowledges and agrees that, as of the Closing Date, the Preferred Shares (and the Class A Shares or Alternative Preference Shares that are issuable upon conversion of the Preferred Shares) have not been registered under the Securities Act or the securities laws of any state or province and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, the prospectus requirements of such laws, is available. The Purchaser acknowledges that it is the responsibility of the Purchaser to determine the applicable resale restrictions and to comply with such restrictions in connection with any resale, and that except as provided in Article V, the Purchaser has no right to require the Company or any of its Subsidiaries to register the Preferred Shares, the Class A Shares or Alternative Preference Shares that are issuable upon conversion of the Preferred Shares.

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Section 4.05         Antitrust Approval. The Company and the Purchaser acknowledge that one or more filings under the HSR Act, Competition Act, Investment Canada Act or other antitrust laws may be necessary in connection with the issuance of Class A Shares upon conversion of the Preferred Shares and Alternative Preference Shares. The Purchaser will promptly notify the Company if any such filing is required. To the extent reasonably requested the Company and the Purchaser will use reasonable efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act, Competition Act, Investment Canada Act or any other antitrust requirements in connection with the issuance of Class A Shares upon conversion of the Preferred Shares and Alternative Preference Shares held by the Purchaser in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of Purchaser or any of its Affiliates to comply with any applicable law. For as long as there are Preferred Shares and Alternative Preference Shares outstanding and owned by Purchaser or any of its successors or assigns that succeed to Purchaser’s rights hereunder, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as such Person may reasonably request in order to determine what antitrust requirements may exist with respect to any potential conversion of the Preferred Shares and Alternative Preference Shares. The Purchaser shall be responsible for the payment of the filing fees associated with any such applications or filings.

Section 4.06         Board Nomination.

(a)          The Company agrees to appoint to the Board of Directors as the initial Purchaser Designee effective as of the Closing an individual selected in accordance with Section 4.06(c) by taking all necessary action to increase the size of the Board of Directors prior to the Closing unless there otherwise is a vacancy in the Board of Directors and in either event filling the vacancy thereby created with such individual. The Company agrees that, subject to Section 4.06(c), the Purchaser shall have the right to nominate at each meeting of shareholders at which individuals will be elected members of the Board of Directors one nominee of the Purchaser (for the avoidance of doubt, the Purchaser shall have a right to nominate a member to the Board of Directors if and only so long as the Purchaser does not fall below the Minimum Ownership Threshold (as defined below) at any point in time). Notwithstanding the foregoing, the Purchaser shall not have a right to nominate any member to the Board of Directors from and after such time as the Purchaser ceases to meet the Minimum Ownership Threshold. The Purchaser ceases to meet the “Minimum Ownership Threshold” when the Purchaser ceases to Beneficially Own Class A Shares representing at least 10% of the aggregate voting power of the outstanding Class A Shares, assuming exercise, conversion or exchange of all outstanding securities (including the Preferred Shares, the Alternative Preference Shares and the Class B Shares) that are exercisable, convertible or exchangeable for or into Class A Shares without regard to any limitation or restriction on exercise, conversion or exchange or any issuance of additional securities of the Company after the Closing (other than securities issued or granted under the Company’s employee or director employment, compensation, incentive and/or benefit plans, programs, policies, agreements or other similar arrangements).

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(b)          Subject to the terms and conditions of this Section 4.06 and applicable law, the Company agrees to include each Purchaser Designee in its slate of nominees for election as directors of the Company at each of the Company’s meetings of shareholders at which directors are to be elected and use its reasonable best efforts to cause the election of each such Purchaser Designee to the Board of Directors (which shall at a minimum be at least the same efforts expended to elect any other director to the Board of Directors). For the avoidance of doubt, failure of the shareholders of the Company to elect any Purchaser Designee to the Board of Directors shall not affect the right of the Purchaser to nominate directors for election pursuant to this Section 4.06 in any future election of directors.

(c)          Each Purchaser Designee must be a managing director, officer, employee or advisor of the Purchaser or any of its Affiliates (excluding for purposes of the definition of Affiliates, any portfolio company of a Purchaser or any of its Affiliates, including any dedicated holding company within the portfolio company structure) that is reasonably acceptable to the Nominating and Corporate Governance Committee of the Board of Directors (or any successor thereto) acting in good faith; provided, that the Company acknowledges that each of Bradley Gross and, in his alternate, Leonard Seevers, is deemed to satisfy the requirements of, and be acceptable under, this sentence in the absence of any material circumstances arising after the date of this Agreement, or in existence as of the date of this Agreement but not known to the Company prior to the date of this Agreement, that in the good faith judgment of the Nominating and Corporate Governance Committee of the Board of Directors (or any successor thereto) has a material and adverse impact thereon. As a condition to any Purchaser Designee’s appointment to the Board of Directors and nomination for election as a director of the Company at the Company’s annual meetings of shareholders (A) the Purchaser and each Purchaser Designee must in all material respects provide to the Company (1) all information reasonably requested by the Company that is required to be disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business and (2) information reasonably requested by the Company in connection with satisfying compliance and legal or regulatory obligations, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business, with respect to the Purchaser, and the applicable Purchaser Designee, (B) each Purchaser Designee must be qualified to serve as a director of the Company under the CBCA to the same extent as all other directors of the Company (provided that the Purchaser Designee shall not be required to be a resident Canadian, within the meaning of the CBCA) and (C) each Purchaser Designee must satisfy the requirements set forth in the Company’s Corporate Governance Guidelines, code of conduct and securities trading policy (subject to Section 4.02), in each case as currently in effect (the “Specified Guidelines”) with such changes thereto (or such successor policies) as are applicable to all other directors and as are not targeted towards the Purchaser Designee, as are adopted in good faith by the Board of Directors, and as are consistent with clause (d) below (for the avoidance of doubt, no Purchaser Designee shall be required to qualify as an independent director under applicable stock exchange rules and federal securities laws and regulations). The Company will make all information requests pursuant to this Section 4.06(c) in good faith in a timely manner that allows the Purchaser and each Purchaser Designee a reasonable amount of time to provide such information, and will cooperate in good faith with the Purchaser and each Purchaser Designee in connection with their efforts to provide the requested information.

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(d)          The Purchaser acknowledges that at all times while serving as a member of the Board of Directors, each Purchaser Designee (A) will refrain from serving on the board of directors or similar governing body, or serving as an officer or employee, of any Industry Competitor, and (B) will be required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-executive members of the Board of Directors that (x) are included in the Specified Guidelines as currently in effect with such changes (or such successor policies) as are applicable to all other directors and as are not targeted towards the Purchaser Designee, or (y) relate to the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board of Directors or committees of the Board of Directors to the extent not disclosed publicly by the Company. Notwithstanding the foregoing, for so long as a Purchaser Affiliated Director is on the Board of Directors, (i) any share ownership requirement for any Purchaser Designee serving on the Board of Directors will be deemed satisfied by the securities owned by the Purchaser and/or its Affiliates and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on the Purchaser’s and/or its Affiliates’ transfers of securities pursuant to Article V (except as otherwise provided therein with respect to Blackout Periods) and (ii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board of Directors be violated by any Purchaser Designee (x) receiving compensation from the Purchaser or any of its Affiliates, or (y) failing to offer his or her resignation from the Board of Directors except as otherwise expressly provided in this Agreement or pursuant to any majority voting policy adopted by the Board of Directors, and, in each case of (i) and (ii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 4.07 shall not apply to the extent inconsistent with this Section 4.06 (but shall otherwise be applicable to the Purchaser Designee). If the Specified Guidelines are in good faith changed in a manner that is not targeted towards the Purchaser Designee and results in a Purchaser Designee no longer satisfying the Specified Guidelines in all material respects, then the Purchaser agrees that it shall not nominate such Purchaser Designee at the next meeting of shareholders of the Company at which the shareholders of the Company elect the Board of Directors.

(e)          Subject to the terms and conditions of this Section 4.06, if a vacancy on the Board of Directors is created as a result of a Purchaser Designee’s death or resignation, in each case for whatever reason, or if the Purchaser desires to nominate a different individual to replace any then-existing Purchaser Designee, then, at the request of the Purchaser, the Purchaser and the Company (acting through the Board of Directors) shall work together in good faith to fill such vacancy or replace such nominee as promptly as reasonably practical with a replacement Purchaser Designee subject to the terms and conditions hereof, and thereafter such individual shall as promptly as reasonably practical be appointed to the Board of Directors to fill such vacancy and be nominated as a Company nominee as a “Purchaser Designee” pursuant to this Section 4.06 (as applicable).

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(f)          For the avoidance of doubt, notwithstanding anything in this Agreement or the Articles of Amendment to the contrary, Broad Street Principal Investments, L.L.C. shall have the right, in connection with a transfer (other than in a Legal or Regulatory Transfer), of all the Preferred Shares issued to the Purchaser on the Closing Date or all of the Class A Shares and/or Alternative Preference Shares issued upon conversion thereof, to a single Person who is reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed), to assign the rights of Broad Street Principal Investments, L.L.C. under this Section 4.06 to such transferee Person pursuant to Section 6.07(v) (it being understood that no rights under this Section 4.06(f) may be assigned).

(g)          The Purchaser Designee will be entitled to receive similar reimbursement (including of travel expenses, if applicable), indemnification and insurance coverage for his or her service as director as the other outside directors of the Company. For the avoidance of doubt, the Purchaser Designee shall not be entitled to receive any compensation for his or her service to the Company. Subject to Section 4.06(c), the Purchaser Designee may not be removed by the Board of Directors.

Section 4.07         Certain Tax Matters. Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment, dividend or distribution made with respect to the Preferred Shares (or upon the redemption of the Preferred Shares or Alternative Preference Shares or the issuance of Class A Shares or Alternative Preference Shares upon conversion of the Preferred Shares) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law; provided that, prior to making any such deduction or withholding the Company shall provide notice to Purchaser of its intent to withhold and shall provide Purchaser with a reasonable opportunity to eliminate, reduce or otherwise mitigate any such deduction or withholding requirement and shall cooperate with the Purchaser in obtaining any available treaty relief. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Entity on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any shares without making a corresponding deduction or withholding from amounts distributable in respect of the applicable shares, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such shares (or the issuance of Class A Shares or Alternative Preference Shares upon conversion of the Preferred Shares). Notwithstanding anything herein or in the Articles of Amendment to the contrary, the Company has no intent under applicable law (including publicly available administrative statements) in effect on the date hereof to make any deduction or withholding for Taxes in respect of a conversion of the Preferred Shares into Class A Shares pursuant to Sections 5(a) and 5(c) of the Series 4 Articles of Amendment. The Company further agrees to cooperate with the Purchaser with regard to any other tax reporting or compliance matters reasonably requested by the Purchaser in connection with the investment contemplated hereby.

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Section 4.08         D&O Indemnification / Insurance Priority Matters. The Company acknowledges and agrees that any Purchaser Affiliated Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Purchaser, its member or manager, a Purchaser Related Fund and/or their Affiliates (collectively, the “Purchaser Indemnitors”). The Company acknowledges and agrees that, notwithstanding any other rights to indemnification that the Purchaser Indemnitors may have, the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Company’s articles of amalgamation, bylaws and/or indemnification agreement (including Section 5.05 hereof) to any Purchaser Affiliated Director in his or her capacity as a director of the Company or any of its Subsidiaries (such that the Company’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the Purchaser Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the same rights to indemnification and advancement of expenses and entitled to insurance as provided to any other directors of the Company (including to the extent provided under the articles of amalgamation and/or bylaws of the Company as in effect from time to time, without regard to any rights such indemnitees may have against the Purchaser Indemnitors). No advancement or payment by the Purchaser Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Company in their capacities as directors shall affect the foregoing and the Purchaser Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company.

Section 4.09         Conversion Price Matters. The Conversion Price on the Closing Date will equal $10.00; provided, that if any event shall occur between the date hereof and the Closing Date (inclusive) that would have resulted in an adjustment to the Conversion Price pursuant to Section 5(f) of the Series 4 Articles of Amendment if the Preferred Shares had been issued and outstanding since the date hereof, the Conversion Price shall be adjusted in the same manner as would have been required by Section 5(f) of the Series 4 Articles of Amendment if the Preferred Shares had been issued and outstanding since the date hereof.

Section 4.10         Voting. During the Standstill Period, (a) the Purchaser shall take such action (including, if applicable, through the execution of one or more written consents if shareholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of shareholders of the Company) at each meeting of the shareholders of the Company as may be required so that all issued and outstanding Company Common Shares Beneficially Owned, directly or indirectly, by it and/or by any Purchaser Affiliate (other than Company Common Shares over which it or any Purchaser Affiliate is the Beneficial Owner solely by reason of the fact that it is the Receiving Party to a Derivative Contract and in respect of which neither it nor any Purchaser Affiliate has voting power) are voted in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) as recommended by the Board of Directors to the other holders of Company Common Shares in connection with any matter submitted to such holders for a vote (including with respect to director elections), and (b) the Purchaser shall, and shall (to the extent necessary to comply with this Section 4.10) cause any Purchaser Affiliates holding Subject Securities to be present, in person or by proxy, at all meetings of the shareholders of the Company so that all issued and outstanding Company Common Shares Beneficially Owned by it or them from time to time may be counted for the purposes of determining the presence of a quorum and voted in accordance with the preceding clause (a) at such meetings (including at any adjournments or postponements thereof); provided that notwithstanding the foregoing this Section 4.10 shall not apply to, and the Purchaser shall not be obligated to vote in accordance with the recommendation of the Board of Directors in connection with, a vote (i) to increase or decrease the number of authorized Preferred Shares, or increase the maximum number of authorized shares of a class having rights or privileges on parity with or superior to the Preferred Shares, (ii) to effect an exchange, reclassification or cancellation of all or part of the Preferred Shares, (iii) to add, change or remove the rights, privileges, restrictions or conditions attached to the Preferred Shares, (iv) to increase the rights or privileges of any class of shares having rights or privileges on parity with or superior to the Preferred Shares, (v) to create a new class of shares on parity with or superior to the Preferred Shares, (vi) to make any class of shares having rights or privileges inferior to the Preferred Shares of such class on parity with or superior to the Preferred Shares, (vii) to effect an exchange or create a right of exchange of all or part of the shares of another class into the Preferred Shares, (viii) to materially constrain the issue, transfer or ownership of the Preferred Shares or (ix) that, in the good faith judgment of the Purchaser, would be materially contrary to the interests of, or have a material and adverse impact on, the Purchaser and its Affiliates, taken as a whole. The foregoing provision shall also apply to the execution by such Persons of any written consent in lieu of a meeting of holders of Company Common Shares.

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Section 4.11         Participation Rights. Until the Purchaser ceases to meet the Minimum Ownership Threshold, whenever the Company proposes to issue any Additional Securities that are not Excluded Securities (such proposed issuance, an “Additional Investment”), the Company will consult with the Purchaser reasonably in advance of undertaking such issuance and, if and only if the Purchaser notifies the Company within 5 Business Days following such consultation of its preliminary interest in receiving an offer to participate in such issuance (which indication shall not be binding upon the Purchaser), the Company will provide written notice of such proposed issuance to the Purchaser (an “Offer Notice”) prior to the proposed date of the purchase agreement, investment agreement or other agreement (the “Additional Investment Agreement”). Each Offer Notice shall include the applicable purchase price per security for such Additional Investment, the aggregate amount of the proposed Additional Investment and the proposed closing date and other material terms and conditions of such Additional Investment, which may include a bona fide minimum and maximum amount of the Additional Investment and the proposed closing date. The Offer Notice shall constitute the Company’s offer to issue such Additional Securities to the Purchaser substantially on the terms and conditions specified in the Offer Notice, which offer shall be irrevocable for 5 Business Days following the date the Offer Notice is received by the Purchaser (the “Participation Notice Period”). The Purchaser may elect to purchase up to its Pro Rata Share of Additional Securities, on the same terms and at the same price as such Additional Securities are sold to other investors in such Additional Investment. If the Purchaser elects to purchase Additional Securities in the Additional Investment specified in the Offer Notice, the Purchaser shall deliver to the Company during the Participation Notice Period a written notice stating the aggregate amount of the proposed Additional Investment that the Purchaser offers to purchase, not to exceed the Purchaser’s Pro Rata Share of such Additional Investment (the “Participation Notice”). “Pro Rata Share” means, with respect to the Purchaser, the quotient of the number of Class A Shares Beneficially Owned by the Purchaser on the date of an Offer Notice divided by the number of all outstanding Class A Shares on the date of such Offer Notice, assuming exercise, conversion or exchange of all outstanding securities (including the Preferred Shares, the Alternative Preference Shares and the Class B Shares) that are exercisable, convertible or exchangeable for or into Class A Shares (other than securities exercisable, convertible or exchangeable for or into Class A Shares that are issued or granted under the Company’s employee or director employment, compensation, incentive and/or benefit plans, programs, policies, agreements or other similar arrangements), without regard to any limitation or restriction on exercise, conversion or exchange. If the Purchaser does not deliver a Participation Notice during the Participation Notice Period (or if, prior to the expiration of the Participation Notice Period, the Purchaser delivers to the Company a written notice declining to participate in the Additional Investment specified in the Offer Notice), the Purchaser shall be deemed to have waived its right to participate in such Additional Investment under this Section 4.11 and the Company shall thereafter be free to issue during the 60 Business Day period following the expiration of the Participation Notice Period (or the receipt by the Company of a written notice from the Purchaser declining to participate in such Additional Investment) such proposed Additional Investment to one or more third parties on terms and conditions no more favorable to any such third party than those set forth in the Offer Notice, unless otherwise agreed by the Purchaser and the Company. Any obligation of the Company and the Purchaser to participate in any Additional Investment shall in all cases be conditioned on (i) applicable antitrust clearance or approval under antitrust or other applicable law and (ii) satisfaction of all other legal requirements, with the closing date for such purchase of Additional Securities by the Purchaser not to occur until at least 5 Business Days after the Purchaser’s receipt of such clearance or approval and satisfaction of such other legal requirements, unless otherwise agreed by the Purchaser and the Company, each acting reasonably. Notwithstanding anything herein to the contrary, the Purchaser shall not have the right to make any Additional Investment to the extent that consummation of such Additional Investment would violate the rules of NASDAQ or such other stock exchange on which the Company Common Shares are then listed. The issuance of “Additional Securities” means the issuance of any common shares or preference shares of the Company. The issuance of “Excluded Securities” means any issuance of (i) Additional Securities as initial and/or deferred consideration to the selling Persons in an acquisition by the Company or its Subsidiaries, (ii) Additional Securities issued to the Company or its Subsidiaries, (iii) Additional Securities to a third-party financial institution in connection with a bona fide borrowing by the Company or its Subsidiaries, (iv) Additional Securities to the Company’s directors, employees, advisors or consultants (including as a result of the exercise of any option to subscribe for, purchase or otherwise acquire Class A Shares or upon the vesting or delivery of any award of restricted stock units (including performance-based restricted stock units)), (v) Additional Securities in connection with any stock split, stock combination, stock dividend, distribution or recapitalization, (vi) Additional Securities issued upon conversion or exchange of, or pursuant to payment-in-kind provisions of, securities outstanding as of the date thereof, the Preferred Shares or securities issued after the date hereof that were Excluded Securities or were Additional Securities subject to this Section 4.11, (vii) Additional Securities in a bona fide underwritten public offering (including a marketed “Rule 144A” offering of debt securities through one or more initial purchasers) and (viii) Additional Securities issued in connection with a strategic partnership or commercial arrangement, other than (x) with a private equity firm or similar financial institution or (y) an issuance whose primary purpose is the provision of financing. If the Purchaser elects to purchase the Additional Securities pursuant to this Section 4.11, the Purchaser shall make any filings required in connection with such participation under antitrust or other applicable law promptly following the delivery to the Company of the corresponding Participation Notice and shall use reasonable efforts to obtain applicable antitrust clearance and/or approval under antitrust or other applicable laws.

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Section 4.12         Consent Rights. Until the Purchaser ceases to hold Preferred Shares representing at least 5% of the aggregate voting power of the outstanding Class A Shares, assuming exercise, conversion or exchange of all outstanding securities (including the Preferred Shares, the Alternative Preference Shares and the Class B Shares) that are exercisable, convertible or exchangeable for or into Class A Shares, without regard to any limitation or restriction on exercise, conversion or exchange or any issuance of additional securities of the Company after the Closing (other than securities issued or granted under the Company’s employee or director employment, compensation, incentive and/or benefit plans, programs, policies, agreements or other similar arrangements), the Company shall not become party to a transaction that constitutes a Fundamental Change (other than (A) a Fundamental Change not approved by the Board of Directors prior to the consummation thereof or (B) a Qualifying Transaction). A “Qualifying Transaction” has the meaning assigned to it in the Series 4 Articles of Amendment.

Section 4.13         Qualifying Transactions.

(a)          The Purchaser agrees that during any period in which it holds Preferred Shares, in connection with any Qualifying Transaction approved by the Board of Directors for which a meeting of any shareholders of the Company is called (and at every adjournment or postponement thereof) or for which action or approval by written consent of shareholders of the Company is requested, the Purchaser shall, or shall cause the holder of record of any securities of the Company Beneficially Owned by the Purchaser on any applicable record date to, vote such securities, to the extent such securities are entitled to be voted (i) in favor of the approval and adoption of such Qualifying Transaction whether consummated in one or a series of related transactions, which approval shall include all such related transactions and (ii) in opposition to any action that is intended, or would reasonably be expected, to impede, delay or adversely affect a Qualifying Transaction. Solely in connection with the preceding sentences of this Section 4.13(a), in the event that a meeting of shareholders of the Company is held for the purposes of approving a Qualifying Transaction and only so long as the Purchaser holds Preferred Shares, the Purchaser shall appear at such meeting (and at every adjournment or postponement thereof) or otherwise cause such securities to be counted as present thereat for purposes of establishing a quorum.

(b)          During any period in which the Purchaser holds Preferred Shares, the Purchaser shall not, and shall cause any Purchaser Affiliates holding Subject Securities not to, directly or indirectly, with respect to any Qualifying Transaction:

(i)          deposit any securities of the Company in a voting trust;

(ii)         grant any proxies with respect to any such securities of the Company; or

(iii)        subject any such securities of the Company to any arrangement with respect to the voting thereof, other than agreements entered into with the Company.

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(c)          During any period in which the Purchaser holds Preferred Shares, the Purchaser waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from a Qualifying Transaction that the Purchaser may have by virtue of ownership of Preferred Shares of the Company.

(d)          The Purchaser agrees that during any period in which the Purchaser holds Preferred Shares, the Purchaser shall tender (and shall not withdraw), or cause to be tendered (and not withdrawn), all Preferred Shares Beneficially Owned by such Purchaser into any exchange offer or offer to purchase such Preferred Shares by any Person in connection with one or more transactions that constitute a Qualifying Transaction, but subject to the completion of such Qualifying Transaction (any such offer, a “Minimum Return Tender/Exchange Offer”). During any period in which the Purchaser holds Preferred Shares, no later than five (5) Business Days prior to the expiration date of any such Minimum Return Tender/Exchange Offer, the Purchaser shall (i) deliver to the depositary designated in the Minimum Return Tender/Exchange Offer all documents or instruments required to be delivered pursuant to the terms of the Minimum Return Tender/Exchange Offer and Section 14d-2 of the Exchange Act, and/or (b) instruct its broker or such other person that is the holder of record of any Preferred Shares Beneficially Owned by the Purchaser to tender such Preferred Shares pursuant to the terms and conditions of the Minimum Return Tender/Exchange Offer.

Section 4.14         Confidentiality. At the Closing, the Confidentiality Agreement, shall be amended and restated to the form set forth in Exhibit D attached hereto, to among other things extend until two years after the date on which no Purchaser Designee sits on the Board of Directors and the Purchaser has ceased to hold the right to nominate a Purchaser Designee to the Board of Directors. Notwithstanding anything to the contrary in this Agreement, in the Confidentiality Agreement or any other agreement entered into from time to time by the Company or any of its subsidiaries, the Company agrees that the Purchaser or any of its Affiliates may disclose any confidential information of or relating to the Company it receives if such disclosure is (i) requested or required by law or any regulatory or governmental authority; provided, the Company is given, to the extent reasonably practicable and legally permitted, prior written notice of such requirement and an opportunity to seek a protective order with respect thereto or (ii) as and to the extent that the Purchaser determines in good faith to be necessary or advisable in light of ongoing review or oversight by a regulatory or governmental authority with jurisdiction over the Purchaser or any of its Affiliates.

Section 4.15         Gross-Up for Canadian Withholding Tax.

(a)          If the Company is required by applicable law to deduct any Canadian Withholding Tax arising as a result of (i) a deemed dividend under the Income Tax Act (Canada) that arises on the redemption of Preferred Shares pursuant to Section 6 of the Series 4 Articles of Amendment (a “Qualifying Redemption”), or (ii) an Additional Dividend paid following a Specified Event (a “Qualifying Dividend”), then (i) the Company shall pay an additional amount (the “Additional Amount”) such that the net amount payable on the Qualifying Redemption or Qualifying Dividend by the Company after making or allowing for all required payments for Canadian Withholding Tax is equal to the amount the Purchaser would have received had no payments for Canadian Withholding Tax been required, (ii) the Company shall make any such deductions required to be made by it under applicable law and (iii) the Company shall timely pay the full amount required to be deducted to the relevant Governmental Entity in accordance with applicable law. The Company shall indemnify the Purchaser for any such Canadian Withholding Tax arising on a Qualifying Redemption or Qualifying Dividend.

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(b)          The Purchaser shall cooperate with the Company and take all steps available to reduce, to the maximum extent possible, the Additional Amounts and indemnity amounts that are required to be paid in respect of any Qualifying Redemption or Qualifying Dividend, including any reduction that may arise from an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Purchaser is resident for tax purposes, or any treaty to which such jurisdiction is a party. Such cooperation includes, but is not limited to, the Purchaser’s delivery to the Company, as requested by the Company, of such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without Canadian Withholding Tax or at a reduced rate of Canadian Withholding Tax. In addition, the Purchaser, if requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such Purchaser is subject to Canadian Withholding Tax or the amount of such Canadian Withholding Tax.

(c)          Notwithstanding Section 4.15(a), any Additional Amount and any indemnity amounts payable pursuant to Section 4.15(a) shall not exceed the amount that the Purchaser would be required to pay as an Additional Amount or indemnity amount if the rate of Canadian Withholding Tax applicable to any Qualifying Dividend or deemed dividend arising under the Income Tax Act (Canada) on a Qualifying Redemption was fifteen percent (15%). The Company shall be entitled to reduce the amount payable to the Purchaser on a Qualifying Redemption and Qualifying Dividend by any Canadian Withholding Tax that applies to a deemed dividend or dividend, as the case may be, in excess of 15%, and will not be required to pay any Additional Amounts or indemnify the Purchaser in respect of such reduction.

(d)          If the Purchaser has received a refund of any Canadian Withholding Tax as to which it has been indemnified by the Company or with respect to which the Company has paid Additional Amounts pursuant to this Section 4.15 or that, because of the payment of such Canadian Withholding Tax, the Purchaser has benefited from a reduction in Taxes otherwise payable by it, it shall pay to the Company an amount equal to such refund or reduction (but only to the extent of the amounts paid by the Company under this Section 4.15 with respect to the Canadian Withholding Tax giving rise to such refund or reduction). The Purchaser shall take all steps necessary to claim any available refunds, reductions or credits, including filing all applicable Tax Returns and diligently applying for and pursuing any available refunds.

(e)          The provisions of this Section 4.15 shall terminate upon assignment or transfer of the Purchaser’s rights under this Agreement, and no transferee of the Preferred Shares shall be entitled to receive any Additional Amounts from the Company or otherwise be indemnified by the Company for any Canadian Withholding Tax unless the transferee is a Purchaser Related Fund, in which case the Purchaser Related Fund shall be entitled to receive Additional Amounts and to be indemnified for Canadian Withholding Tax in the circumstances described in this Section 4.15 and subject to the limitations set out herein. Notwithstanding the foregoing, a Purchaser Related Fund shall not be entitled to receive any Additional Amounts in respect of, or to be indemnified for, any incremental Canadian Withholding Tax to the extent that the Canadian Withholding Tax applicable on a dividend or deemed dividend, as the case may be, exceeds the amount of Canadian Withholding Tax which would have applied if the Preferred Shares had continued to be beneficially owned by the Purchaser that transferred such Preferred Shares to the Purchaser Related Fund. In such case, the Purchaser Related Fund shall only be entitled to receive the amount which would have been paid to the transferring Purchaser pursuant to this Section 4.15.

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(f)          Notwithstanding Section 9 of the Series 4 Articles of Amendment and Section 7 of the Series 5 Articles of Amendment, Purchaser shall not be responsible for withholding taxes under Part XIII of the Income Tax Act (Canada), nor have any obligation to indemnify or hold harmless the Company, in respect of any amounts for which the Company is obligated to pay an Additional Amount.

Section 4.16         Stated Capital. The Company agrees that it shall, upon conversion from time to time of the Preferred Shares into Class A Shares pursuant to Sections 5(a) and 5(c) of the Series 4 Articles of Amendment, take all steps permitted under applicable Law and within the control of the Company to ensure that the aggregate paid-up capital (within the meaning of the Income Tax Act (Canada)) of such Class A Shares does not exceed the aggregate paid-up capital of such Preferred Shares immediately prior to their conversion.

Section 4.17         Additional Agreements.

(a)          The Company hereby agrees that, to the extent permitted under applicable law, neither the Purchaser nor any of its Affiliates shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by any such Person in any entity competitive with the Company or (ii) actions taken by any partner, officer or other representative of the Purchaser or any of its Affiliates (other than a Purchaser Affiliated Director) to assist any such competitive entity, whether or not such action was taken as a member of the board of directors of such competitive entity or otherwise, and whether or not such action has a detrimental effect on the Company, provided that, in each case, no such Person shares Confidential Information with such competitive entity in violation of this Agreement or the Confidentiality Agreement, provided that a competitive entity shall not be deemed to have received Confidential Information solely as a result of the receipt in accordance with the Confidentiality Agreement of Confidential Information by any employee of Purchaser or any of its Affiliates who serves as a director, manager or officer of, or functions in a similar oversight role at, such competitive entity.

(b)          Notwithstanding anything to the contrary in this Agreement, in the articles of amalgamation or bylaws of the Company or any other agreement entered into from time to time by the Company or any of the Company Subsidiaries, none of the provisions herein or therein shall in any way limit any Affiliates of the Purchaser other than the Purchaser or Purchaser Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity or other similar activities conducted in the ordinary course of its business. The Company agrees that it will not enter into (or cause to be entered into) any agreement that would restrict the Purchaser or any Purchaser Affiliates from undertaking any action permitted by this Section 4.17(b). In addition, the Company agrees that it will not, enter into any agreement that contains a non-competition or non-solicitation covenant that binds the Purchaser or any Purchaser Affiliate.

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(c)          Nothing in this Agreement, in the articles of amalgamation or bylaws of the Company or any other agreement entered into from time to time by the Company or any of the Company Subsidiaries with the Purchaser or its Affiliates shall create a fiduciary duty of the Purchaser or any of its Affiliates (other than a Purchaser Affiliated Director) to the Company or its stockholders. Notwithstanding anything to the contrary in this Agreement, in the articles of amalgamation or bylaws of the Company, any other agreement entered into from time to time by the Company or any of the Company Subsidiaries with the Purchaser or its Affiliates or any actions or omissions by representatives of the Purchaser or any of its Affiliates in whatever capacity, it is understood that neither Purchaser nor any of its Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless and until the Purchaser or one of its Affiliates is specifically retained to provide such services pursuant to a separate written agreement.

Section 4.18         Further Information. While a Purchaser Designee is serving on the Board of Directors and the Purchaser continues to own Preferred Shares or Class A Shares issued on conversion thereof, the Company shall keep the Purchaser informed, on a reasonably current basis of, and shall reasonably cooperate with the Purchaser and its Affiliates in connection with, any events, discussions, notices or changes with respect to any tax, criminal or regulatory investigation or action involving the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, except (i) in the case of attorney client privilege or (ii) as required by law or requested by the applicable regulatory or governmental authority.

Section 4.19         Interim Operating Covenants. During the period from the date of this Agreement and continuing until the Closing Date or earlier termination of this Agreement, the Company agrees as follows (except as expressly contemplated by this Agreement or disclosed in the Letter):

(a)          the Company shall carry on its and its Subsidiaries’ business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

(b)          the Company shall not declare or pay any dividends on or make other distributions in respect of any of its capital stock;

(c)          the Company shall not issue, deliver or sell or authorize or propose the issuance, delivery or sale of any shares of its capital stock of any class, any voting debt or convertible securities or any rights, warrants or options to acquire any such shares, voting debt or convertible securities, other than pursuant to the Company’s 2005 Stock Incentive Plan, the Company’s 2008 Key Partner Incentive Plan, the Company’s 2011 Stock Incentive Plan, the Company’s 2016 Stock Incentive Plan, the Company’s Stock Appreciation Rights Plan or the Company’s Equity Value Appreciation Awards;

(d)          the Company shall not amend or propose to amend its articles of amalgamation or bylaws, other than pursuant to this Agreement;

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(e)          except for the transfer of assets in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries shall sell, lease, encumber or otherwise dispose of or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole; and

(f)          except for any borrowings pursuant to the Debt Agreements in the ordinary course of business, neither the Company nor any of its Subsidiaries shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others other than, in each case, in the ordinary course of business consistent with prior practices.

ARTICLE V

REGISTRATION RIGHTS

Section 5.01         Registration Statement.

(a)          The Company will use reasonable efforts to prepare and file and use reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act in each case no later than the first anniversary of the Closing Date (the “Target Registration Date”) a Registration Statement in order to provide for resales of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. In addition, the Company will from time to time use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and, subject to Section 5.02, will use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Article V shall cover only Registrable Securities, shall be on Form S-3 (or a successor form) if the Company is eligible to use such form, and shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), if the Company is eligible to use an automatic shelf registration statement.

(b)          Subject to the provisions of Section 5.02 and further subject to the availability of a Registration Statement on Form S-3 (or any successor form thereto) to the Company pursuant to the Securities Act and the rules and interpretations of the SEC, the Company will use its reasonable efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder; (ii) there otherwise cease to be any Registrable Securities; and (iii) the 9th anniversary of the Closing Date.

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(c)          Notwithstanding anything herein to the contrary and subject to Section 5.02(e), during such period of time from and after the Target Registration Date that the Company ceases to be eligible to file or use a Registration Statement on Form S-3 (or any successor form thereto), upon the written request of any holder of Registrable Securities, the Company shall use its reasonable efforts to file a Registration Statement on Form S-1 (or any successor form) under the Securities Act covering the Registrable Securities of the requesting party and use reasonable efforts to cause such Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after filing thereof and file and cause to become effective such amendments thereto as are necessary in order to keep such Registration Statement continuously available. Each such written request must specify the amount and intended manner of disposition of such Registrable Securities; provided, that the minimum market value of such Registrable Securities shall be $50,000,000. When the Company regains the ability to file a Registration Statement on Form S-3 covering the Registrable Securities it shall as promptly as practicable do so in accordance with Section 5.01(a). The obligations of the Company under this Section 5.01(c) shall not impact the obligations of the Company under Section 5.01(a) which shall continue to be in force.

Section 5.02         Registration Limitations and Obligations.

(a)          Subject to Section 5.01, the Company will use reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. In order to facilitate the Company’s determination of whether to initiate a Blackout Period, the Purchaser shall give the Company notice of a proposed sale of Registrable Securities pursuant to the Registration Statement at least two (2) Business Days (or, if two Business Days is not practicable, one (1) Business Day) prior to the proposed date of sale (which notice shall not bind the Purchaser to make any sale).

(b)          Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall (x) deliver to the holders of Registrable Securities a certificate signed by the chief executive officer, chief financial officer or general counsel of the Company confirming that the conditions described in the definition of Blackout Period are met (but which certificate need not specify the nature of the event causing such conditions to have been met), which certificate shall contain an approximation of the anticipated delay, and (y) notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period shall be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the Target Registration Date shall be considered a Blackout Period and subject to the limitations therein.

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(c)          At any time that a Registration Statement is effective and prior to the Registration Termination Date, if a holder of Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell Registrable Securities with a market value of at least $50,000,000 (provided that, if Purchaser and its Affiliates do not own Registrable Securities with a market value of at least $50,000,000, they shall be permitted to deliver a Take-Down Notice to sell all of the Registrable Securities held by them (but such amount may not in any case be less than $25,000,000), in each case, pursuant to the Registration Statement, then, the Company shall amend or supplement the Registration Statement as may be necessary and to the extent required by law so that the Registration Statement remains Available in order to enable such Registrable Securities to be distributed in an Underwritten Offering (subject to Section 5.02(b)). In connection with any Underwritten Offering of Registrable Securities for which a holder delivers a Take-Down Notice and satisfies the dollar thresholds set forth in the first sentence above in this Section 5.02(c), and where the Take-Down Notice contemplates reasonable and customary marketing efforts not to exceed twenty-four (24) hours by the Company and the underwriters, the Company will use reasonable efforts to cooperate and make its senior officers available for participation in such marketing efforts (which marketing efforts will not, for the avoidance of doubt, include a “road show” requiring such officers to travel outside of the city in which they are primarily located). The holder of Registrable Securities that delivered the applicable Take-Down Notice shall select the underwriter(s) for each Underwritten Offering. Such holder shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement, including the underwriting discount and fees payable by such holder to the underwriters in such Underwritten Offering. Such holder shall reasonably determine the timing of any such registration and sale. Such holder shall determine the applicable underwriting discount and other financial terms, and the holder of the Registrable Securities participating in the Underwritten Offering shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering for the Registrable Securities sold by such holders. Without the consent of the applicable holder of Registrable Securities subject to an Underwritten Offering, no Underwritten Offering pursuant to this Agreement shall include any securities other than Registrable Securities.

(d)          Notwithstanding anything herein to the contrary, (i) if holders of Registrable Securities engage or propose to engage in a “distribution” (as defined in Regulation M under the Exchange Act) of Registrable Securities, such holders shall discuss the timing of such distribution with the Company reasonably prior to commencing such distribution, and (ii) such distribution must not be for Registrable Securities with a market value of less than $50,000,000 (provided that, if collectively Purchaser and its Affiliates do not own Registrable Securities with a market value of at least $50,000,000, they shall be permitted to engage in such distribution with respect to all of the Registrable Securities held by them (for so long as they collectively hold Registrable Securities with a market value of at least $25,000,000)).

(e)          Notwithstanding anything herein to the contrary, in no event shall the Company be obligated to take any action to effect (i) more than two (2) Underwritten Offerings initiated by holders of Registrable Securities in any consecutive 12-month period, or (ii) more than three (3) Underwritten Offerings in total.

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Section 5.03         Registration Procedures.

(a)          If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registered Securities pursuant thereto as provided in this Agreement (including any sale referred to in any Take-Down Notice), the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(i)          subject to the provisions of Section 5.01(a), use reasonable efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Article V; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such registration statement or any amendments or supplements thereto, including any prospectus supplements in connection with a sale referred to in a Take-Down Notice (but excluding amendments and supplements that do nothing more than name Selling Holders (as defined below) and provide information with respect thereto), the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders and counsel (if any) to such underwriter(s), and other documents reasonably requested by any such counsel, including any comment letters from the SEC, and, if requested by any such counsel, provide such counsel and the lead managing underwriter(s), if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein and such other opportunities to conduct a customary and reasonable due diligence investigation (in the context of a registered underwritten offering) of the Company, including reasonable access to (including responses to any reasonable inquiries by the lead managing underwriter(s) and their counsel) the Company’s books and records, officers, accountants and other advisors, provided that the same is not disruptive to the business of the Company; provided that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery shall be kept confidential by such persons subject to customary exceptions;

(ii)         subject to Section 5.02, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Article V;

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(iii)        if requested by the lead managing underwriter(s), promptly include in a prospectus supplement such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.03(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(iv)        furnish to the Selling Holders and each underwriter, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders and underwriter(s), if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;

(v)         if such Registrable Securities are Class A Shares, use reasonable efforts to cause such Class A Shares to be listed on NASDAQ (or if the Class A Shares are no longer listed on NASDAQ, on such other national securities exchange on which the Class A Shares may then be listed), provided that, notwithstanding any other provision of this Agreement, the Company shall not be required to seek or obtain any shareholder approval in order to satisfy any stock exchange requirements in connection with such listing;

(vi)        use reasonable efforts to provide and cause to be maintained a transfer agent and registrar (which may be the Company) for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

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(vii)       as promptly as practicable notify in writing the holders of Registrable Securities and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state governmental authority for amendments or supplements to such Registration Statement or the prospectus; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect, or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, in the case of clause (F), that such notice need not include the nature or details concerning such event;

(viii)      use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (viii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(ix)         cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;

(x)          prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (x) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

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(xi)         use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legends upon sale by the holder of such shares of Registrable Securities under the Registration Statement; and

(xii)        agrees with each holder of Registrable Securities that, in connection with any Underwritten Offering or other resale pursuant to the Registration Statement in accordance with the terms hereof, it will use reasonable efforts to negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (in each case on terms reasonably acceptable to the Company), including using reasonable efforts to procure customary legal opinions, including a 10b-5 letter, and auditor “comfort” letters, and shall furnish to the Purchaser upon its request such documents.

(b)          The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution and delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 5.03(b), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.

(c)          Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(vii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(vii) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment.

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Section 5.04         Expenses. The Company shall pay all Registration Expenses in connection with a registration pursuant to this Article V, provided that each holder of Registrable Securities participating in an offering shall pay all applicable underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, if any, on the Registrable Securities sold by such holder, and similar charges.

Section 5.05         Registration Indemnification.

(a)          The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (collectively, the “Indemnified Persons”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement in connection with an offering of Registrable Securities or any amendment thereto, together with the documents incorporated by reference therein, or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) any untrue statement (or alleged untrue statement) of a material fact contained in prospectus or preliminary prospectus or Free Writing Prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company to any purchaser in an offering of Registrable Securities at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such offering of Registrable Securities, and (without limitation of the preceding portions of this Section 5.05(a)) will reimburse each such Selling Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each such Person who controls each such Selling Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities or underwriter furnished in writing to the Company by any such person or any selling holder or underwriter expressly for use therein.

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(b)          In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.05(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be liable, in connection with any Registration Statement in which a Selling Holder participates, to the Company, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, for, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission in aggregate amount in excess of its net proceeds from the sale of the Registrable Securities when combined with any contribution pursuant to Section 5.05(f).

(c)          Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

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(d)          In any case in which any such action is brought against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or a conflict of interest otherwise exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure adversely prejudices the indemnifying party.

(e)          The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

(f)          If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities when combined with any indemnification pursuant to Section 5.05(b). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

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(g)          The indemnification and contribution agreements contained in this Section 5.05 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.

Section 5.06         Facilitation of Sales Pursuant to Rule 144. For as long as the Purchaser or its Affiliates Beneficially Owns Preferred Shares or any Class A Shares issued or issuable upon conversion thereof, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the SEC), and shall use reasonable efforts to take such further necessary action as any holder of Subject Securities may reasonably request in connection with the removal of any restrictive legend on the Subject Securities being sold, all to the extent required from time to time to enable such holder to sell the Subject Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Section 5.07         Material Nonpublic Information. Subject to Section 5.11, the Purchaser acknowledges that certain information provided to the Purchaser in connection with this Article V may constitute material nonpublic information under applicable securities laws (which may include the fact that a potential registration or offering is contemplated). The Purchaser has customary policies and procedures in place that are reasonably designed to ensure compliance with applicable securities laws.

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Section 5.08         Piggyback Registration.

(a)          If, at any time following the Restricted Period, the Company proposes to sell Class A Shares for its own account with a market value of at least $50,000,000 in an Underwritten Offering (other than pursuant to Section 5.01 and other than Class A Shares issued or issuable upon conversion, exercise or exchange of securities other than Preferred Shares), and the Registration Statement to be filed may be used for the registration or qualification for distribution of Registrable Securities, then the Company shall use reasonable efforts to give written notice of such filing to the Purchaser at least ten (10) Business Days before the anticipated filing date (or such later date as it becomes commercially reasonable to provide such notice) (the “Piggyback Notice”). The Piggyback Notice shall offer the Purchaser the opportunity to include in such registration statement, subject to the terms and conditions of this Agreement, the number of Registrable Securities as it may reasonably request (a “Piggyback Registration”). Subject to the terms and conditions of this Agreement, the Company shall use its reasonable efforts to include in each such Piggyback Registration all Registrable Securities that are Class A Shares with respect to which the Company has received from the Purchaser written requests for inclusion therein within five (5) Business Days following receipt of any Piggyback Notice by the Purchaser, which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Purchaser and the intended method of distribution. The Company may terminate or withdraw any registration under this Section 5.08 prior to the effectiveness of such registration or the pricing of such Underwritten Offering, whether or not the Purchaser has elected to include Registrable Securities in such registration. In connection with the foregoing, the Purchaser agrees that it will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

(b)          If the managing underwriter(s) advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included in such Piggyback Registration exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities, the Company shall include in such Underwritten Offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and other Class A Shares shall be allocated for inclusion as follows: (i) first, the securities the Company proposes to sell; and (ii) second, Registrable Securities requested to be included in such registration by the Purchaser and any other third parties, on a pro rata basis based on the number of Class A Shares requested to be sold.

Section 5.09        Lock-Up. If requested by the managing underwriter of an underwritten offering of equity securities or convertible securities of the Company (and, if such offering is of Class A Shares and occurs after expiration of the Restricted Period, the Purchaser has an opportunity to participate in such offering), the Purchaser shall not (i) sell, contract to sell, sell any option or contract to purchase, assign, mortgage, hypothecate, gift, pledge, lend, dispose of, offer for sale, grant any option for the purchase of, or otherwise transfer, directly or indirectly, any Class A Shares or securities convertible into or exchangeable for Class A Shares, whether now owned or hereafter acquired, or (ii) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class A Shares, in each case without the prior written consent of such managing underwriter for a period designated by such managing underwriter in writing to the Purchaser, which shall begin the earlier of the date of the applicable underwriting agreement and the commencement of marketing efforts, and shall not in any event last longer than 90 days following such effective date; provided that the foregoing obligation will not apply to any Class A Shares purchased in the open market after the date hereof. If requested by the managing underwriter of any such underwritten offering, the Purchaser shall execute a separate agreement to the foregoing effect; provided, that if any such lock-up agreement (x) for any shareholder provides for exceptions from any restrictions contained therein, such exceptions shall automatically apply equally to the Purchaser or (y) is terminated or waived in whole or in part for any shareholder, other than a de minimis waiver, such termination or waiver shall automatically apply to the Purchaser on a pro rata basis based on the number of Class A Shares owned by such shareholder and the Purchaser. The obligations of the Purchaser under this Section 5.09 are not in limitation of lock-up or transfer restrictions that may otherwise apply to any Registrable Securities.

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Section 5.10        Limitations on Registration of Other Securities; Representation. While the Purchaser holds any Registrable Securities, the Company shall not, without the prior written consent of the Purchaser, enter into any agreement with any holder or prospective holder of any equity securities of the Company giving such holder or prospective holder any registration rights with respect to underwritten or other offerings (whether demand or piggyback rights) the terms of which are more favorable taken as a whole than the registration rights granted to the Purchaser hereunder.

Section 5.11        Opt-Out Requests. The Purchaser shall have the right, at any time and from time to time when no Purchaser Affiliated Director is serving on the Board of Directors (including after receiving information regarding any potential public offering), to elect to not receive any Piggyback Notice or any notice of a Blackout Period that the Company otherwise is required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by the Purchaser that it does not want to receive any such notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company shall not be required to, and shall not, deliver any such notice or other information required to be provided to the Purchaser hereunder to the extent that the Company reasonably expects would result in the Purchaser acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. An Opt-Out Request may be revoked by the Purchaser at any time, and there shall be no limit on the ability of the Purchaser to issue and revoke subsequent Opt-Out Requests; provided that the Purchaser shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests. While an Opt-Out Request is in effect, the Purchaser shall not sell any Registrable Securities pursuant to a Registration Statement (including a Piggyback Registration).

ARTICLE VI

MISCELLANEOUS

Section 6.01        Survival of Representations and Warranties. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part after the Closing (which shall survive the Closing), shall terminate as of the Closing, provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before it terminated. Except for the warranties and representations contained in clauses (a), (b), (c), (d) and (e) of Section 3.01 and the representations and warranties contained in Section 3.02, the warranties and representations made herein shall survive for one (1) year following the Closing Date and shall then expire and the warranties and representations contained in clauses (a), (b), (c), (d) and (e) of Section 3.01 and the representations and warranties contained in Section 3.02 shall survive until the statute of limitations applicable thereto and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

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Section 6.02        Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a)	If to Purchaser, to:

Broad Street Principal Investments, L.L.C.

200 West Street

New York, New York 10282

Attention: Bradley Gross

Fax: (212) 357-5505

Email: bradley.gross@gs.com

With a copy (which shall not constitute actual or constructive notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention:	Robert Schwenkel, Esq.
Mark Lucas, Esq.

Fax: (212) 859-4000

Email:	robert.schwenkel@friedfrank.com
mark.lucas@friedfrank.com

(b)	If to the Company, to:

MDC Partners Inc.

745 Fifth Avenue

New York, NY 10151

Attention: Mitchell Gendel

Email: Mgendel@mdc-partners.com

and:

With a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Risë B. Norman

Fax: +1 (212) 455-2502

Email: rnorman@stblaw.com

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and:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Daniel N. Webb

Fax: +1 (650) 251-5002

Email: dwebb@stblaw.com

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by facsimile or e-mail (with written confirmation of receipt, other than an automated response communicating “out of office” status or other present limited availability) or (c) one (1) Business Day following the day sent by overnight courier.

Section 6.03        Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement, together with the Confidentiality Agreement, and the terms of the Preferred Shares and Alternative Preference Shares set forth the entire agreement between the parties hereto with respect to the Transactions, and is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that (i) Section 5.05 shall be for the benefit of and fully enforceable by each of the Indemnified Persons and (ii) Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.05         Public Announcements; Use of Name.

(a)          The initial press release of the parties announcing the execution of this Agreement shall be a joint press release mutually agreed upon by Purchaser and the Company. Thereafter, no press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by the Purchaser or its Affiliates without the prior written approval of the Company, unless required by law or the rules or regulations of any securities exchange (based on the advice of counsel) in which case the Company shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication. Notwithstanding the foregoing (but subject to the terms of the Confidentiality Agreement), the Purchaser and its Affiliates shall not be restricted from communicating with their respective investors and potential investors in connection with marketing, informational or reporting activities; provided that the recipient of such information is subject to a customary obligation to keep such information confidential. The Company may issue or make one or more press releases or public announcements (in which case the Purchaser shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication) and may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities.

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(b)          The Company agrees that it will not (and will not cause its Affiliates to), without the prior written consent of the Purchaser, use in connection with any public announcement, posting of information on a website or written news release, advertising publicity or otherwise, the name of the Purchaser, any of its Affiliates, or any partner or employee thereof, nor represent, directly or indirectly, that any product or service provided by the Company has been approved or endorsed by the Purchaser or any of its Affiliates.

(c)          The Company grants Purchaser permission to use the names and logos of the Company and its affiliates in connection with any public announcement, posting of information on a website or written news release, advertising, publicity or other marketing materials. Purchaser shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.

Section 6.06         Expenses. Except as otherwise expressly provided herein (including Section 2.02(c)(viii), Section 4.08, Section 5.04 and Section 5.05), each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transactions.

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Section 6.07         Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and Purchaser’s successors and assigns, and no other person; provided, that neither the Company nor the Purchaser may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, and any assignment by the Company or the Purchaser in contravention hereof shall be null and void; provided, that (i) prior to the Closing the Purchaser may assign all of its rights and obligations under this Agreement and the Confidentiality Agreement or any portion thereof to one or more Purchaser Related Funds that execute and deliver to the Company a Joinder; provided that no such assignment will relieve the Purchaser of its obligations hereunder or under the Confidentiality Agreement, (ii) any Purchaser Related Fund that after the Closing Date executes and delivers a Joinder and is a permitted transferee of any Preferred Shares or Class A Shares or Alternative Preference Shares shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser, (iii) if the Company amalgamates, consolidates or merges with or into any Person and the Class A Shares are, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Qualifying Transaction, then the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Purchaser, (iv) subject to Section 4.02 and Section 4.03, the rights of Purchaser (including as a holder of Registrable Securities) under Section 4.05, Section 4.11, Section 4.12 and Article V may be transferred (x) in a transfer of (1) Preferred Shares with an initial liquidation preference of at least $50,000,000 or Class A Shares or other Subject Securities issued or issuable upon conversion of at least such minimum amount of Preferred Shares or (y) to a Purchaser Related Fund or Purchaser Affiliate (other than any portfolio company thereof, including any dedicated holding company within the portfolio company structure) that executes and delivers to the Company a Joinder (subject to Section 4.02(a)), and (v) subject to Section 4.02 and Section 4.03, the rights of Broad Street Principal Investments, L.L.C. under Section 4.06 (other than Section 4.06(f)) and Section 4.08 may be transferred but only in a single transfer to a transferee in accordance with Section 4.06(f), after which transfer the transferor will no longer have any rights under Section 4.06, and provided that such transferee executes and delivers to the Company a Joinder in which such transferee becomes subject to and obligated under Section 4.13 as a Purchaser and enters into a confidentiality agreement with the Company in accordance with Section 4.14 (it being understood for the avoidance of doubt that upon any such transfer pursuant to this clause (v) the transferor shall have no further rights under Section 4.06 and shall cause any Purchaser Affiliated Director of such transferor to resign or be removed from the Board of Directors immediately prior to closing of such transfer). For the avoidance of doubt, no Third Party to whom any of the Preferred Shares or Company Common Shares are transferred shall have any rights or obligations under this Agreement except (and then only to the extent of) any rights and obligations under the provisions identified in this Section 6.07 to the extent transferable in accordance with this Section 6.07.

Section 6.08         Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the United States District Court for the Southern District of New York and any state appellate court therefrom within the State of New York (or, solely if the United States District Court for the Southern District of New York declines to accept jurisdiction over a particular matter, any state or federal court within the State of New York). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

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(b)          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.

Section 6.09         Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 6.10        Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to seek (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.11        Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

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Section 6.12          Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative of any party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 6.13          Termination. Notwithstanding anything to the contrary contained herein, this Agreement, and all rights and obligations of the parties to this Agreement provided herein, shall terminate, and be of no further force or effect, (i) upon the failure of the Closing to occur on or prior to the sixtieth (60th) day following the date hereof, or (ii) upon the Closing of a Qualifying Transaction; provided, that, in each of the foregoing events, no such termination shall relieve any party hereto of liability for any breach or default under this Agreement by such party that occurred prior to such termination; provided, further, Section 6.12 of this Agreement shall survive any termination of this Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

MDC PARTNERS INC.

By:	/s/ Scott L. Kauffman
	Name:	Scott L. Kauffman
	Title:	Chairman and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Bradley Gross
Name: Bradley Gross
Title: Vice President

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

FORM OF JOINDER

The undersigned is executing and delivering this Joinder pursuant to that certain Securities Purchase Agreement, dated as of February 14, 2017 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Purchase Agreement”), by and between MDC Partners Inc., Broad Street Principal Investments, L.L.C. and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Purchase Agreement.

By executing and delivering this Joinder to the Purchase Agreement, the undersigned hereby adopts and approves the Purchase Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Purchase Agreement applicable to the Purchaser in the same manner as if the undersigned were an original Purchaser signatory to the Purchaser Agreement.

The undersigned acknowledges and agrees that Sections 6.02, 6.03, 6.07, 6.08 and 6.12 of the Purchase Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

Accordingly, the undersigned has executed and delivered this Joinder as of the ____ day of ____________, _____.

[●]

By:
Name:
Title:

Address:

Telephone:
Facsimile:
Email:

[Signature Page to Joinder]

EXHIBIT B

ARTICLES OF AMENDMENT

PROVISIONS ATTACHING TO THE

SERIES 4 CONVERTIBLE PREFERENCE SHARES

To increase the authorized capital of the Corporation by creating a fourth series of preference shares of the Corporation (the “Preference Shares”), which shall consist of 95,000 shares designated as the “Series 4 Convertible Preference Shares” (the “Convertible Preference Shares”). The Convertible Preference Shares shall have the following rights, privileges, restrictions and conditions. Capitalized terms not defined where used shall have the meanings ascribed to such terms in SECTION 8.

SECTION 1.        Dividends.

(a)          Participating Dividends.

(i)          Each holder of issued and outstanding Convertible Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Convertible Preference Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Subordinate Voting Shares of the Corporation (the “Class A Shares”), in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Convertible Preference Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in SECTION 5(b) after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Convertible Preference Shares shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price (as defined below) shall be made pursuant to SECTION 5(f)(i)(A) or SECTION 5(f)(ii) (and such dividends or distributions that are not payable to the holders of Convertible Preference Shares as a result of this proviso shall not be deemed to be Participating Dividends).

(ii)         Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Convertible Preference Shares on the record date for the corresponding dividend or distribution on the Class A Shares.

(b)          Additional Dividends.

(i)          Following the occurrence of a Specified Event, each holder of issued and outstanding Convertible Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Convertible Preference Share, with respect to each Dividend Period, dividends at a rate per annum equal to the Additional Rate multiplied by the Base Liquidation Preference per Convertible Preference Share (the “Additional Dividends” and, together with Participating Dividends, the “Dividends”). Any Additional Dividends payable pursuant to this SECTION 1(b) shall be in addition to any Participating Dividends, as applicable, payable pursuant to SECTION 1(a) hereof.

(ii)         Additional Dividends will accrue on a daily basis and be cumulative from the date on which a Specified Event occurs and are payable in arrears on each Dividend Payment Date.

(iii)        Additional Dividends in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of Additional Dividends payable for any Dividend Period shorter or longer than a full quarterly Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(iv)        Additional Dividends that are declared and payable on a Dividend Payment Date will be paid to the holders of record of Convertible Preference Shares as they appear in the records of the Corporation at the close of business on the 15th day of the calendar month prior to the month in which the applicable Dividend Payment Date falls, provided that Additional Dividends payable upon redemption or conversion of Convertible Preference Shares will be payable to the holder of record on the Redemption Date or the Conversion Date, as applicable. Any payment of an Additional Dividend will first be credited against the earliest accumulated but unpaid Additional Dividend due with respect to each share that remains payable.

(v)         Additional Dividends are payable only in cash. Additional Dividends will accrue and cumulate whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of Additional Dividends and whether or not Additional Dividends are declared.

(vi)        After a Specified Event has occurred and while any Convertible Preference Shares remain outstanding, unless all Additional Dividends accrued to the end of all completed Dividend Periods have been paid in full, neither the Corporation nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities or (B) repurchase, redeem or otherwise acquire any Junior Securities.

(vii)       The provisions of SECTION 1(b)(vi) shall not prohibit:

(A)  the repurchase, redemption, retirement or other acquisition of vested or unvested Common Shares held by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Corporation or any subsidiary of the Corporation pursuant to any equity incentive grant, plan, program or arrangement, any severance agreement or any stock subscription or equityholder agreement, in each case solely to the extent required by the terms thereof;

(B)  payments made or expected to be made by the Corporation in respect of withholding or similar taxes payable in connection with the exercise or vesting of Common Shares or Class A Equivalents by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Corporation or any subsidiary of the Corporation and repurchases or withholdings of Common Shares or Class A Equivalents in connection with any exercise or vesting of Common Shares or Class A Equivalents if such Common Shares or Class A Equivalents represent all or a portion of the exercise price of, or withholding obligation with respect to, such Common Shares or Class A Equivalents;

(C)  cash payments made in lieu of issuing fractional Common Shares in connection with the exercise or vesting of Common Shares or Class A Equivalents;

(D)  payments arising from agreements of the Corporation or a subsidiary of the Corporation providing for adjustment of purchase price, deferred consideration, earn outs or similar obligations, in each case incurred in connection with the purchase or investment by the Corporation or a subsidiary of the Corporation of or in assets or capital stock of a third party; or

(E)  payments or distributions made pursuant to any plan or proposal for the liquidation or dissolution of the Corporation or pursuant to any decree or order for relief or made by any custodian of the Corporation in connection with any voluntary case or proceeding under Title 11 of the U.S. Code or any similar federal, state, Canadian, provincial or other non-U.S. law for the relief of debtors.

(c)          The Corporation shall pay Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Dividends shall be made on surrender of the certificate, if any, representing the Convertible Preference Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Convertible Preference Shares a check for such Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

(d)          Holders of the Convertible Preference Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends and, if applicable, the Additional Dividends, as provided in this SECTION 1.

SECTION 2.        Liquidation Preference.

(a)          Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Convertible Preference Share entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Corporation (the “Class B Shares”) or any other shares ranking junior as to capital to the Convertible Preference Shares, an amount per Convertible Preference Share equal to the greater of (i) the Base Liquidation Preference (as defined below), as increased by the Accretion Rate (as defined below) from the most recent Quarterly Compounding Date to the date of such liquidation, dissolution or winding up (without duplication of changes to the Base Liquidation Preference as provided for in SECTION 2(b)) plus any accrued but unpaid Dividends with respect thereto, and (ii) an amount equal to the amount the holders of the Convertible Preference Shares would have received per Convertible Preference Share upon liquidation, dissolution or winding up of the Corporation had such holders converted their Convertible Preference Shares into Class A Shares immediately prior thereto, without giving effect to the limitations set forth in SECTION 5(b) and disregarding any rounding for fractional amounts (the greater of the amount in clause (i) and clause (ii), the “Liquidation Preference”). Notwithstanding the foregoing or anything in these Articles of Amendment to the contrary, immediately prior to and conditioned upon the consummation of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the amount set forth in clause (i) above is greater than the amount set forth in clause (ii) above, any holder of outstanding Convertible Preference Shares shall have the right to convert its Convertible Preference Shares into Class A Shares by substituting the Fair Market Value of a Class A Share for the then-applicable Conversion Price and without giving effect to the limitations set forth in SECTION 5(b) and disregarding any rounding for fractional amounts.

(b)          The “Base Liquidation Preference” per Convertible Preference Share shall initially be equal to the Original Purchase Price. From and after the Series 4 Original Issuance Date, the Base Liquidation Preference of each Convertible Preference Share shall increase on a daily basis, on the basis of a 360-day year consisting of twelve 30-day months, at a rate of 8.0% per annum (the “Accretion Rate”) of the then-applicable Base Liquidation Preference, the amount of which increase shall compound quarterly on each March 31, June 30, September 30 and December 31 (each, a “Quarterly Compounding Date”) from the Series 4 Original Issuance Date through the fifth anniversary thereof, following which the Accretion Rate will decrease to 0% per annum and the Base Liquidation Preference per Convertible Preference Share will not increase during any period subsequent to such fifth anniversary. The Base Liquidation Preference shall be proportionally adjusted for any stock dividends, splits, combinations and similar events on the Convertible Preference Shares.

(c)          After payment to the holders of the Convertible Preference Shares of the full Liquidation Preference to which they are entitled, the Convertible Preference Shares as such will have no right or claim to any of the assets of the Corporation.

(d)          The value of any property not consisting of cash that is distributed by the Corporation to the holders of the Convertible Preference Shares will equal the Fair Market Value thereof on the date of distribution.

(e)          For the purposes of this SECTION 2, a Fundamental Change (in and of itself) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation subject to this SECTION 2 (it being understood that an actual liquidation, dissolution or winding up of the Corporation in connection with a Fundamental Change will be subject to this SECTION 2).

SECTION 3.        Voting Rights. The holders of the Convertible Preference Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof. The approval of the holders of the Convertible Preference Shares with respect to any and all matters referred to in these Articles of Amendment may be given in writing by all of the holders of the Convertible Preference Shares outstanding or by resolution duly passed and carried as may then be required by the Canada Business Corporations Act at a meeting of the holders of the Convertible Preference Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Convertible Preference Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Convertible Preference Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of such meeting, and at such adjourned meeting the holders of Convertible Preference Shares present in person or so represented by proxy, whether or not they hold a majority of all Convertible Preference Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed and carried as may then be required by the Canada Business Corporations Act at such adjourned meeting shall constitute the approval of the holders of the Convertible Preference Shares. Notice of any such original meeting of the holders of the Convertible Preference Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Convertible Preference Shares present in person or represented by proxy shall be entitled to one vote for each of the Convertible Preference Shares held by such holder.

SECTION 4.        Purchase for Cancellation. Subject to such provisions of the Canada Business Corporations Act as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Convertible Preference Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Convertible Preference Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Convertible Preference Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.

SECTION 5.        Conversion.

Each Convertible Preference Share is convertible into Class A Shares as provided in this SECTION 5.

(a)          Conversion at the Option of Holders of Convertible Preference Shares. Subject to SECTION 5(b), each holder of Convertible Preference Shares is entitled to convert, in whole at any time and from time to time, and in part at any time and from time to time after the ninetieth day following the Series 4 Original Issuance Date, at the option and election of such holder upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), any or all outstanding Convertible Preference Shares held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number (the “Conversion Amount”) determined by dividing (i) the Base Liquidation Preference (as adjusted pursuant to SECTION 2(b) to the date immediately preceding the Conversion Date (as defined below)) for each Convertible Preference Share to be converted by (ii) the Conversion Price in effect at the time of conversion. The “Conversion Price” initially is $10.00 per share, as adjusted from time to time as provided in SECTION 5(f). In order to convert the Convertible Preference Shares into Class A Shares, the holder must surrender the certificates representing such Convertible Preference Shares, accompanied by transfer instruments satisfactory to the Corporation, free of any adverse interest or liens at the office of the Corporation’s transfer agent for the Convertible Preference Shares, together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 5(a), the date of receipt of such certificates, together with such notice and such other information or documents as may be required by the Corporation (including any certificates delivered pursuant to SECTION 5(b)), by the transfer agent or the Corporation will be the date of conversion (the “Conversion Date”) and the Conversion Date with respect to a conversion pursuant to SECTION 5(c) will be as provided in such section.

(b)          Limitations on Conversion. Notwithstanding SECTION 5(a) or SECTION 5(c) but subject to SECTION 7, the Corporation shall not effect any conversion of the Convertible Preference Shares or otherwise issue Class A Shares pursuant to SECTION 5(a) or SECTION 5(c), and no holder of Convertible Preference Shares will be permitted to convert Convertible Preference Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power (as defined below) or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Convertible Preference Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Convertible Preference Shares and any Alternative Preference Shares Beneficially Owned by such holder. Upon the written request of the holder, the Corporation shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares and Class B Shares then outstanding. In connection with any conversion and as a condition to the Corporation effecting such conversion, upon request of the Corporation, a holder of Convertible Preference Shares shall deliver to the Corporation a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Corporation’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the articles of amendment or other similar document governing other Voting Stock.

(c)          Conversion at the Option of the Corporation. Subject to SECTION 5(b) and SECTION 7, on and after the two (2) year anniversary of the Series 4 Original Issuance Date, at the Corporation’s option and election and upon its compliance with this SECTION 5(c), and in the case of the Investor and any Permitted Transferee upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), all outstanding Convertible Preference Shares shall be converted automatically into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the Conversion Amount following written notice by the Corporation to the holders of Convertible Preference Shares notifying such holders of the conversion contemplated by this SECTION 5(c), which conversion shall occur on the date specified in such notice, which shall not be less than ten (10) Business Days following the date of such notice (or in the case of the Investor and any Permitted Transferee the later of (A) the date of receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals)) and (B) ten (10) Business Days following the date of such notice), provided, that (i) prior to the five-year anniversary of the Series 4 Original Issuance Date, such notice may be delivered by the Corporation (and such Convertible Preference Shares may be converted into Class A Shares pursuant to this SECTION 5(c)) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 5(c) was at or above 125% of the then-applicable Conversion Price and (ii) following the five-year anniversary of the Series 4 Original Issuance Date, such notice may be delivered by the Corporation (and such Convertible Preference Shares may be converted into Class A Shares pursuant to this SECTION 5(c)) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 5(c) was at or above 100% of the then-applicable Conversion Price; provided further, that following a Specified Event, the Corporation shall not be entitled to convert the Convertible Preference Shares.

Notwithstanding the foregoing, the holders of Convertible Preference Shares shall continue to have the right to convert their Convertible Preference Shares pursuant to SECTION 5(a) until and through the Conversion Date contemplated in this SECTION 5(c) and if such Convertible Preference Shares are converted pursuant to SECTION 5(a) such shares shall no longer be converted pursuant to this SECTION 5(c) and the Corporation’s notice delivered to the holders pursuant to this SECTION 5(c) shall be of no effect with respect to such shares converted pursuant to SECTION 5(a).

(d)          Fractional Shares. No fractional Class A Shares will be issued upon conversion of the Convertible Preference Shares. In lieu of fractional shares, the Corporation shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Convertible Preference Shares. If more than one Convertible Preference Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Convertible Preference Shares converted by or for the benefit of such holder at such time.

(e)          Mechanics of Conversion.

(i)          Promptly after the Conversion Date (and in any event within three (3) Business Days), the Corporation shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Convertible Preference Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Convertible Preference Shares that are being converted into Class A Shares; provided, that any accrued and unpaid Dividends not paid to such holder pursuant to the foregoing clause (B) shall, subject to SECTION 5(b), be converted into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (x) the aggregate amount of such accrued and unpaid Dividends on the Convertible Preference Shares that are being converted by (y) the then current Conversion Price. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Convertible Preference Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Convertible Preference Shares not converted other than any such tax due because Class A Shares or a certificate for Convertible Preference Shares are issued in a name other than the name of the converting holder.

(ii)         From and after the Conversion Date, the Convertible Preference Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Convertible Preference Shares (except the right to receive from the Corporation the Class A Shares upon conversion, together with the right to receive any accrued and unpaid Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Convertible Preference Share is not converted, such Convertible Preference Share will remain outstanding and will be entitled to all of the rights as provided herein.

(iii)        If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Convertible Preference Shares, the conversion may, at the option of any holder tendering any Convertible Preference Share for conversion, be conditioned upon the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Convertible Preference Shares with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such Convertible Preference Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

(iv)        All Class A Shares issued upon conversion of the Convertible Preference Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable.

(f)          Adjustments to Conversion Price.

(i)          Adjustment for Change In Share Capital.

(A)  If the Corporation shall, at any time and from time to time while any Convertible Preference Shares are outstanding, issue a dividend or make a distribution on its Class A Shares payable in its Class A Shares to all or substantially all holders of its Class A Shares, then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:

(1)         the numerator of which shall be the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

(2)         the denominator of which shall be the sum of the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Class A Shares constituting such dividend or other distribution.

If any dividend or distribution of the type described in this SECTION 5(f)(i)(A) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(i)(A).

(B)  If the Corporation shall, at any time or from time to time while any of the Convertible Preference Shares are outstanding, subdivide or reclassify its outstanding Class A Shares into a greater number of Class A Shares, then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Convertible Preference Shares are outstanding, combine or reclassify its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of Class A Shares outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

(ii)         Adjustment for Rights Issue. If the Corporation shall, at any time or from time to time, while any Convertible Preference Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Class A Shares entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase Class A Shares, or securities convertible into, or exchangeable or exercisable for, Class A Shares, in either case, at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

(A)  the numerator of which shall be the sum of (1) the number of Class A Shares Outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of Class A Shares that the aggregate offering price of the total number of Class A Shares issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Class A Shares on the declaration date for such distribution (determined by multiplying such total number of Class A Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and

(B)  the denominator of which shall be the number of Class A Shares Outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional Class A Shares issuable pursuant to such rights, options or warrants.

The term “Class A Shares Outstanding” shall mean, without duplication, and include the following, and the following shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable, and without regard to any other limitations or restrictions on conversion or exercise:

(1)    the number of Class A Shares and Class B Shares then outstanding;

(2)    all Class A Shares issuable upon conversion of outstanding Convertible Preference Shares; and

(3)    all Class A Shares issuable upon exercise of outstanding options and any other Convertible Security.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

To the extent that Class A Shares are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Class A Shares actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase Class A Shares at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such Class A Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(ii).

(iii)        Adjustment for Certain Tender Offers or Exchange Offers. In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any Convertible Preference Shares are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any Subsidiary for all or any portion of the Class A Shares, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Class A Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Class A Shares, the “Purchased Shares”) exceeds the Closing Price per share of the Class A Shares on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(A)  the numerator of which shall be equal to the product of (1) the number of Class A Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (2) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date; and

(B)  the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of Class A Shares outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Price pursuant to this SECTION 5(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a Subsidiary is obligated to purchase Class A Shares pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 5(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this SECTION 5(f)(iii).

(iv)        Disposition Events.

(A)  If any of the following events (any such event, a “Disposition Event”) occurs:

(1)         any reclassification or exchange of the Class A Shares (other than as a result of a subdivision or combination);

(2)         any merger, amalgamation, consolidation or other combination to which the Corporation is a constituent party; or

(3)         any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other person;

in each case, as a result of which all of the holders of Class A Shares shall be entitled to receive cash, securities or other property for their Class A Shares, the Convertible Preference Shares converted following the effective date of any Disposition Event shall be converted, in lieu of the Class A Shares otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Class A Shares in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Class A Shares holding, immediately prior to the transaction, a number of Class A Shares equal to the Conversion Amount (without giving effect to any limitations on conversion set forth in SECTION 5(b)) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Class A Shares with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Class A Shares.

(B)  The above provisions of this SECTION 5(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 5(f)(iv) applies to any event or occurrence, neither SECTION 5(f)(i) nor SECTION 5(f)(iii) shall apply; provided, however, that this SECTION 5(f)(iv) shall not apply to any share split or combination to which SECTION 5(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 2 applies. To the extent that equity securities of a company are received by the holders of Class A Shares in connection with a Disposition Event, the portion of the Convertible Preference Shares which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 5(f).

(v)         Adjustment for Certain Issuances of Additional Class A Shares.

(A)  Other than in respect of an issuance or distribution in respect of which SECTION 5(f)(ii) applies, in the event the Corporation shall at any time after the Series 4 Original Issuance Date while the Convertible Preference Shares are outstanding issue Additional Class A Shares, without consideration or for a consideration per share less than the applicable Conversion Price immediately prior to such issuance in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issuance, to a price determined by multiplying such Conversion Price by a fraction:

(1)         the numerator of which shall be (a) the number of Class A Shares Outstanding (as defined below) immediately prior to such issuance plus (b) the number of Class A Shares which the aggregate consideration received or to be received by the Corporation for the total number of Class A Shares so issued would purchase at such Conversion Price; and

(2)         the denominator of which shall be (a) the number of Class A Shares Outstanding immediately prior to such issue plus (b) the number of such Additional Class A Shares so issued.

(B)  For purposes of this SECTION 5(f)(v), the term “Additional Class A Shares” means any Class A Shares or Convertible Security (collectively, “Class A Equivalents”) issued by the Corporation after the Series 4 Original Issuance Date, provided that Additional Class A Shares will not include any of the following:

(1)         Class A Equivalents issued in a transaction for which an adjustment to the Conversion Price is made pursuant to SECTION 5(f)(i), SECTION 5(f)(iii) or SECTION 5(f)(iv);

(2)         Class A Equivalents issued or issuable upon conversion of Convertible Preference Shares or Alternative Preference Shares or pursuant to the terms of any other Convertible Security issued and outstanding on the Series 4 Original Issuance Date;

(3)         All Class A Shares, as adjusted for share dividends, splits, combinations and similar events, validly reserved on the Series 4 Original Issuance Date and issued or issuable upon the exercise of options or rights issued to employees, officers or directors of, or consultants, advisors or service providers to, the Corporation or any of its majority- or wholly-owned subsidiaries pursuant to any current equity incentive plans, programs or arrangements of or adopted by the Corporation, including the Corporation’s 2005 Stock Incentive Plan, the Corporation’s 2011 Stock Incentive Plan, the Corporation’s 2016 Stock Incentive Plan and the Corporation’s Amended and Restated Stock Appreciation Rights Plan;

(4)         An unlimited number of Class A Equivalents issued pursuant to future equity incentive grants, plans, programs or arrangements adopted by the Corporation to the extent that any Class A Equivalents issued pursuant to this clause (4) shall not exceed three percent (3%) of the Corporation’s diluted weighted average number of common shares outstanding (as calculated for the Corporation’s financial reporting purposes) in any fiscal year, with any unused amounts in any fiscal year being carried over to succeeding fiscal years;

(5)         Class A Equivalents issued in connection with bona fide acquisitions of any entities, businesses and/or related assets or other business combinations by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or settlement of deferred liabilities in connection therewith; or

(6)         Class A Equivalents issued in a transaction with respect to which holders of a majority of the Convertible Preference Shares purchased securities pursuant to Section 4.11 of the Securities Purchase Agreement or otherwise.

In the case of the issuance of Additional Class A Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Additional Class A Shares for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof. In the case of the issuance of Convertible Securities, the aggregate maximum number of Class A Shares deliverable upon exercise, conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration (determined in the manner provided in this paragraph) if any, received by the Corporation upon the issuance of such Convertible Securities plus the minimum additional consideration payable pursuant to the terms of such Convertible Securities for the Class A Shares covered thereby, but no further adjustment shall be made for the actual issuance of Class A Shares upon the exercise, conversion or exchange of any such Convertible Securities. In the event of any change in the number of Class A Shares deliverable upon exercise, conversion or exchange of Convertible Securities subject to this SECTION 5(f)(v), including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such Convertible Securities not exercised, converted or exchanged prior to such change been made upon the basis of such change. Upon the expiration or forfeiture of any Additional Class A Shares consisting of options, warrants or other rights to acquire Class A Shares or Convertible Securities, the termination of any such rights to convert or exchange or the expiration or forfeiture of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Class A Shares (and Convertible Securities that remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(vi)        Minimum Adjustment. Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

(vii)       When No Adjustment Required. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price need be made:

(A)  for a transaction referred to in SECTION 5(f)(i) or SECTION 5(f)(ii) if the Convertible Preference Shares participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Class A Shares participate with respect to such transaction or event and on the same terms as holders of the Class A Shares participate with respect to such transaction or event as if the holders of Convertible Preference Shares, at such time, held a number of Class A Shares equal to the Conversion Amount at such time;

(B)  for rights to purchase Class A Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Class A Shares under any plan; or

(C)  for any event otherwise requiring an adjustment under this SECTION 5 if such event is not consummated.

(viii)      Rules of Calculation; Treasury Shares. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Class A Shares outstanding will be calculated on the basis of the number of issued and outstanding Class A Shares.

(ix)         Waiver. Notwithstanding the foregoing, the Conversion Price will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding Convertible Preference Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.

(x)          Tax Adjustment. Anything in this SECTION 5 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this SECTION 5, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.

(xi)         No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this SECTION 5 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(xii)        Provisions Governing Adjustment to Conversion Price.  Rights, options or warrants distributed by the Corporation to all or substantially all holders of Class A Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Class A Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Shares, shall be deemed not to have been distributed for purposes of SECTION 5(f)(i), (ii), (iii), (iv) or (v) (and no adjustment to the Conversion Price under SECTION 5(f)(i), (ii), (iii), (iv) or (v) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, and (x) if and to the extent such rights, options and warrants are exercisable for Class A Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Price shall be made under SECTION 5(f)(ii) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 5(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Corporation’s capital other than Class A Shares or Class A Share equivalents, shall be subject to the provisions of SECTION 1(a) applicable to Participating Dividends and shall be distributed to the holders of Convertible Preference Shares.  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series 4 Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under SECTION 5(f)(i), (ii), (iii), (iv) or (v) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted at the opening of business of the Corporation immediately following such final redemption or repurchase by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the Current Market Price per Class A Share on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Class A Shares as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Class A Shares, the Conversion Price shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 5(f)(xii)) as if such rights, options or warrants had not been issued, and instead the Conversion Price will be adjusted as if the Corporation had issued the Class A Shares issued upon such redemption or exchange as a dividend or distribution of Class A Shares subject to SECTION 5(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for any shares of the Corporation’s capital (other than Class A Shares) or any other assets of the Corporation, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Convertible Preference Shares pursuant to, the provisions of SECTION 1(a) applicable to Participating Dividends.

(xiii)       Notwithstanding anything herein to the contrary, any adjustment of the Conversion Price or entitlement to acquire Class A Shares pursuant to these Articles of Amendment shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the Series 4 Original Issuance Date there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of these Articles of Amendment, the rights of the holders of the Convertible Preference Shares set forth in these Articles of Amendment shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange.

(xiv)      Notwithstanding anything to the contrary in these Articles of Amendment, if an adjustment to the Conversion Price becomes effective on any Ex-Dividend Date as described herein, and a holder of Convertible Preference Shares that have been converted on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Class A Shares as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Dividend Date, then, notwithstanding such Conversion Price adjustment provisions, the Conversion Price adjustment relating to such Ex-Dividend Date will not be made for such converted Convertible Preference Shares. Instead, the holder of such converted Convertible Preference Shares will be treated as if such holder were the record owner of the Class A Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)          Notice of Record Date. In the event of:

(i)          any share split or combination of the outstanding Class A Shares;

(ii)         any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);

(iii)        any reclassification or change to which SECTION 5(f)(i)(B) applies;

(iv)        the dissolution, liquidation or winding up of the Corporation; or

(v)         any other event constituting a Disposition Event;

then the Corporation shall file with its corporate records and mail to the holders of the Convertible Preference Shares at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:

(A)  the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or

(B)  the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.

Disclosures made by the Corporation in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 5(g).

(h)          Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this SECTION 5, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preference Shares a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request of any holder of Convertible Preference Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Convertible Preference Shares.

SECTION 6.        Redemption.

(a)          Redemption at the Option of the Corporation.

(i)          In connection with or following any Specified Event, the Corporation, at its option and (if applicable) subject to consummation of such Specified Event, may redeem (out of funds legally available therefor) for cash all of the Convertible Preference Shares then outstanding at a price (the “Redemption Price”) per Convertible Preference Share equal to the greater of (i) the Base Liquidation Preference per such Convertible Preference Share plus all accrued and unpaid dividends thereon and (ii) an amount equal to the amount the holder of such Convertible Preference Shares would have received in respect of such Convertible Preference Share had such holder converted such Convertible Preference Share into Class A Shares immediately prior to such redemption based on the Current Market Price, in each case on the date of redemption (the “Redemption Date”).

(ii)         If the Corporation elects to redeem the Convertible Preference Shares pursuant to this SECTION 6, on or prior to the fifteenth (15th) Business Day prior to the applicable Redemption Date, the Corporation shall mail a written notice of redemption (the “Redemption Notice”) by first-class mail addressed to the holders of record of the Convertible Preference Shares as they appear in the records of the Corporation; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. The Redemption Notice must state: (A) the expected Redemption Price as of the expected Redemption Date, and specify the individual components thereof (it being understood that the actual Redemption Price will be determined as of the actual Redemption Date); (B) the name of the redemption agent to whom, and the address of the place to where, the Convertible Preference Shares are to be surrendered for payment of the Redemption Price; (C) if applicable, that the consummation of the Redemption and the payment of the Redemption Price shall be subject to the consummation of the Specified Event, and (D) the anticipated Redemption Date.

(b)          Mechanics of Redemption.

(i)          On the Redemption Date, the Corporation shall pay the applicable Redemption Price, upon surrender of the certificates representing the Convertible Preference Shares to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require, and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Corporation); provided that payment of the Redemption Price for certificates (and accompanying documentation, if required) surrendered to the Corporation after 2:00 p.m. (New York City time) on the Redemption Date may, at the Corporation’s option, be made on the Business Day immediately following the Redemption Date.

(ii)         Convertible Preference Shares to be redeemed on the Redemption Date will from and after such date, no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Convertible Preference Shares (except the right to receive from the Corporation the applicable Redemption Price) shall cease and terminate with respect to such shares; provided, that in the event that a Convertible Preference Share is not redeemed due to a default in payment by the Corporation or because the Corporation is otherwise unable to pay the applicable Redemption Price in cash in full, such Convertible Preference Share will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights as provided herein.

(iii)        Notwithstanding anything in this SECTION 6 to the contrary, each holder shall retain the right to convert Convertible Preference Shares to be redeemed at any time on or prior to the Redemption Date; provided, however, that any Convertible Preference Shares for which a holder delivers a conversion notice to the Corporation prior to the Redemption Date shall not be redeemed pursuant to this SECTION 6.

SECTION 7.        Antitrust and Conversion Into Alternative Preference Shares.

(a)          If (i) the Corporation validly delivers a notice of conversion pursuant to SECTION 5(c) to the Investor or any Permitted Transferee at any time on and after the two (2) year anniversary of the Series 4 Original Issuance Date and (ii) the Investor or such Permitted Transferee would not be permitted to convert one or more of its Beneficially Owned Convertible Preference Shares into Class A Shares because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, the Accretion Rate will decrease to 0% per annum following, and the Base Liquidation Preference per Convertible Preference Share will not increase during any period subsequent to, ten (10) Business Days following the date of such validly delivered notice (which for the avoidance of doubt shall not be earlier than the two (2) year anniversary of the Series 4 Original Issuance Date).

(b)          With respect to any holder of Convertible Preference Shares other than the Investor or any Permitted Transferee, after receiving a notice of conversion pursuant to SECTION 5(c), any such holder of Convertible Preference Shares as to whom the relevant provisions of the following sentence are applicable may, at such holder’s option, convert Convertible Preference Shares subject to such conversion at any time on or prior to the close of business on the Business Day immediately preceding the Conversion Date, as the case may be, specified in such notice into Alternative Preference Shares to the extent necessary to address the conditions described in SECTION 7(c).

(c)          (i) If any holder of Convertible Preference Shares would not be permitted to convert one or more of its Beneficially Owned Convertible Preference Shares into Class A Shares due to the restrictions contained in SECTION 5(b) or (ii) if any holder of Convertible Preference Shares other than the Investor or any Permitted Transferee would not be permitted to convert one more of its Beneficially Owned Convertible Preference Shares into Class A Shares (the shares described in clause (i) and (ii), the “Special Conversion Shares”) because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, then in each case each Special Conversion Share of such holder shall be converted into a number of Alternative Preference Shares equal to the number of Class A Shares such holder would have received if such holder would have been permitted to convert such Special Conversion Shares into Class A Shares on the Conversion Date..

(d)          As soon as practicable (and in any event within three (3) Business Days) after receipt of notice of either of the events described in SECTION 7(c), which notice shall include the amount of Alternative Preference Shares to which such holder is entitled and the basis for such conversion into Alternative Preference Shares, the Corporation shall (i) issue and deliver to such holder a certificate for the number of Alternative Preference Shares, if any, to which such holder is entitled in exchange for the certificates formerly representing the Convertible Preference Shares and (ii) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Convertible Preference Shares that are being converted into Alternative Preference Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Alternative Preference Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Alternative Preference Shares on such Conversion Date. In case fewer than all of the Convertible Preference Shares represented by any such certificate are to be converted into Alternative Preference Shares, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Alternative Preference Shares or Convertible Preference Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Alternative Preference Shares upon conversion or due upon the issuance of a new certificate for any Convertible Preference Shares not converted other than any such tax due because Alternative Preference Shares or a certificate for Convertible Preference Shares are issued in a name other than the name of the converting holder.

SECTION 8.        Additional Definitions. For purposes of these Articles of Amendment, the following terms shall have the following meanings:

(a)          “Additional Rate” means an annual rate initially equal to 7.0% per annum, increasing by 1.0% on every anniversary of the occurrence of the Specified Event.

(b)          “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Corporation, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.

(c)           “Alternative Preference Shares” means the Series 5 Convertible Preference Shares so denominated and authorized by the Corporation concurrently with the Convertible Preference Shares.

(d)          “Articles of Amendment” means these Articles of Amendment creating the Convertible Preference Shares.

(e)          “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Convertible Preference Shares directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.

(f)          “Board of Directors” means the board of directors of the Corporation.

(g)          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.

(h)          “Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three (3) nationally recognized investment banking firms selected by the Corporation for this purpose.

(i)           “Common Shares” means the Class A Shares, the Class B Shares and any other common shares in the capital of the Corporation.

(j)           “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

(k)          “Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares.

(l)           “Corporation” means MDC Partners Inc., a corporation governed by the Canada Business Corporations Act.

(m)         “Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

(n)          “Dividend Payment Date” means (i) each January 1, April 1, July 1 and October 1 of each year, or (ii) with respect to any Convertible Preference Share that is to be converted or redeemed, the Conversion Date or the Redemption Date, as applicable; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Convertible Preference Shares on such Dividend Date shall instead be payable on) the immediately succeeding Business Day.

(o)          “Dividend Period” means the period which commences on and includes a Dividend Payment Date (other than the initial Dividend Period which shall commence on and include the date on which the Specified Event occurs) pursuant to clauses (i) and (ii) of the definition of “Dividend Payment Date” and ends on and includes the calendar day next preceding the next Dividend Payment Date.

(p)          “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

(q)          “Exchange” means Nasdaq or, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.

(r)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s)          “Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:

(i)          for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and

(ii)         for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.

(t)          “Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur:

(i)          any “person” or “group”, other than the Corporation, its Subsidiaries or any employee benefits plan of the Corporation or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Corporation’s outstanding Voting Stock; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; or

(ii)         the Corporation amalgamates, consolidates with or merges with or into another person (other than a Subsidiary of the Corporation), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Corporation and its Subsidiaries (excluding for purposes of the calculation non-controlling interests and third party minority interests) to any person (other than a Subsidiary of the Corporation) or any person (other than a Subsidiary of the Corporation) consolidates with, amalgamates or merges with or into the Corporation, provided that none of the circumstances set forth in this clause (ii) shall be a Fundamental Change if persons that beneficially own the Voting Securities of the Corporation immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Corporation’s Voting Stock immediately prior to the transaction.

(u)          “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(v)         “hereof,” “herein” and “hereunder” and words of similar import refer to these Articles of Amendment as a whole and not merely to any particular clause, provision, section or subsection.

(w)         “Investor” means Broad Street Principal Investments, L.L.C.

(x)          “Junior Securities” means the Common Shares and each other class or series of shares in the capital of the Corporation the terms of which do not expressly provide that they rank senior in preference or priority to or on parity, without preference or priority, with the Convertible Preference Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

(y)          “Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(z)          “Nasdaq” means The NASDAQ Global Market.

(aa)        “Original Purchase Price” means $1,000 per Convertible Preference Share.

(bb)        “Parity Securities” means any shares in the capital of the Corporation the terms of which expressly provide that they will rank on parity, without preference or priority, with the Convertible Preference Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

(cc)        “Permitted Transferee” means any holder of Convertible Preference Shares who received such Convertible Preference Shares in a Permitted Transfer (as defined in the Securities Purchase Agreement), provided that such holder agrees, for the benefit of the Corporation, to comply with Section 4.05 of the Securities Purchase Agreement.

(dd)        “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

(ee)         “Qualifying Transaction” means a Fundamental Change (i) with regard to which the holder of Convertible Preference Shares is entitled to receive, directly or indirectly, in respect of its Convertible Preference Shares, in connection with the consummation of such transaction (including pursuant to the conversion of the Convertible Preference Shares (without regard to limitations or restrictions on conversion) or the purchase or exchange of such Convertible Preference Shares in a tender or exchange offer), consideration consisting solely of cash, equity securities that are immediately tradable on a national securities exchange and that have (or the equity securities of the predecessor of the issuer of such equity securities have) an average trading volume per trading day over the thirty (30) trading days preceding public announcement of such transaction at least equal to that of the Class A Shares over the thirty (30) trading days preceding public announcement of such transaction, or a combination of cash and such equity consideration (collectively, “qualifying consideration”), which qualifying consideration is in an amount per outstanding Convertible Preference Share that is at least equal to the Base Liquidation Preference of such Convertible Preference Share plus all accrued but unpaid dividends thereon (with the value of any non-cash consideration being the Fair Market Value of such non-cash consideration at the time of signing of the definitive transaction agreement for the applicable transaction) or (ii) that is otherwise consented to by the holders of two-thirds of the outstanding Convertible Preference Shares.

(ff)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(gg)        “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 14, 2017, between the Corporation and the Investor.

(hh)        “Senior Securities” means any shares in the capital of the Corporation the terms of which expressly provide that they will rank senior in preference or priority to the Convertible Preference Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

(ii)          “Series 4 Original Issuance Date” means [insert Closing Date under Securities Purchase Agreement], 2017.

(jj)          “share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Corporation includes, without limitation, any and all Common Shares and the Preference Shares.

(kk)        “Specified Event” means the tenth (10th) Business Day after the consummation of a Fundamental Change that does not constitute a Qualifying Transaction.

(ll)          “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Corporation.

(mm)      “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.

(nn)        “Voting Stock” means the Class A Shares and the Class B Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.

(oo)        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accretion Rate	SECTION 2(b)
Additional Class A Shares	SECTION 5(f)(v)(B)
Additional Dividends	SECTION 1(b)(i)
Aggregate Amount	SECTION 5(f)(iii)
Base Liquidation Preference	SECTION 2(b)
Class A Equivalents	SECTION 5(f)(v)(B)
Class A Shares	SECTION 2(a)
Class A Shares Outstanding	SECTION 5(f)(ii)
Class B Shares	SECTION 2(a)
Conversion Amount	SECTION 5(a)
Conversion Date	SECTION 5(a)
Conversion Price	SECTION 5(a)
Convertible Preference Shares	Preamble
Disposition Event	SECTION 5(f)(iv)
Dividends	SECTION 1(b)(i)
Expiration Date	SECTION 5(f)(iii)
Expiration Time	SECTION 5(f)(iii)(A)
Liquidation Preference	SECTION 2(a)
Maximum Voting Power	SECTION 5(b)
Participating Dividends	SECTION 1(a)
Preference Shares	Preamble
Purchased Shares	SECTION 5(f)(iii)
qualifying consideration	SECTION 8(ee)
Quarterly Compounding Date	SECTION 2(b)
Redemption Date	SECTION 6(a)(i)
Redemption Notice	SECTION 6(a)(ii)
Redemption Price	SECTION 6(a)(i)
Reference Property	SECTION 5(f)(iv)
Rights Trigger	SECTION 5(f)(xii)
Special Conversion Shares	SECTION 7(c)

SECTION 9.        Miscellaneous. For purposes of these Articles of Amendment, the following provisions shall apply:

(a)          Withholding Tax. Notwithstanding any other provision of these Articles of Amendment, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to these Articles of Amendment any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to these Articles of Amendment is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to these Articles of Amendment any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Convertible Preference Shares pursuant to these Articles of Amendment shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this SECTION 9. In the absence of any such deduction or withholding by the Corporation, and unless agreed otherwise by the Corporation in writing, holders of Convertible Preference Shares shall be responsible for all withholding taxes under Part XIII of the Income Tax Act (Canada) in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to these Articles of Amendment and shall indemnify and hold harmless the Corporation on an after-tax basis (for this purpose, having regard only to taxes for which the Corporation is liable under Part XIII of the Income Tax Act (Canada)) for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to these Articles of Amendment.

(b)          Wire or Electronic Transfer of Funds. Notwithstanding any other right, privilege, restriction or condition attaching to the Convertible Preference Shares, the Corporation may, at its option, make any payment due to registered holders of Convertible Preference Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Convertible Preference Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Convertible Preference Shares provide the particulars of an account of such holder with a chartered bank in the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Convertible Preference Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder in a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder in a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.

(c)          Amendments. The provisions attaching to the Convertible Preference Shares may be deleted, varied, modified, amended or amplified by articles of amendment with such approval as may then be required by the Canada Business Corporations Act.

(d)          U.S. Currency. Unless otherwise stated, all references herein to sums of money are expressed in lawful money of the United States.

(e)          Specified Amount. The amount specified in respect of each Convertible Preference Shares for the purposes of subsection 191(4) of the Income Tax Act (Canada) is $1,000.

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ARTICLES OF AMENDMENT

PROVISIONS ATTACHING TO THE

SERIES 5 CONVERTIBLE PREFERENCE SHARES

To increase the authorized capital of the Corporation by creating a fifth series of preference shares of the Corporation, which shall consist of an unlimited number of shares designated as the “Series 5 Convertible Preference Shares” (the “Convertible Preference Shares”). The Convertible Preference Shares shall have the following rights, privileges, restrictions and conditions. Capitalized terms not defined where used shall have the meanings ascribed to such terms in SECTION 6.

SECTION 1.        Dividends.

(a)          (i)          Each holder of issued and outstanding Convertible Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Convertible Preference Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Subordinate Voting Shares of the Corporation (the “Class A Shares”), in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Convertible Preference Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in SECTION 5(b) after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Convertible Preference Shares shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Amount (as defined below) shall be made pursuant to SECTION 5(f)(i)(A) or SECTION 5(f)(ii) (and such dividends or distributions that are not payable to the holders of Convertible Preference Shares as a result of this proviso shall not be deemed to be Participating Dividends).

(ii)         Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Convertible Preference Shares on the record date for the corresponding dividend or distribution on the Class A Shares.

(b)          Holders of the Convertible Preference Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends as provided in this SECTION 1.

(c)          The Corporation shall pay Participating Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Participating Dividends shall be made on surrender of the certificate, if any, representing the Convertible Preference Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Convertible Preference Shares a check for such Participating Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

SECTION 2.        Liquidation Entitlement.

(a)          Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Convertible Preference Share entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Corporation (the “Class B Shares”) or any other shares ranking junior as to capital to the Convertible Preference Shares, an amount per Convertible Preference Share equal to the amount the holder of the Convertible Preference Share would have received if such holder had converted such Convertible Preference Share into a Class A Share immediately prior thereto, without giving effect to the limitations set forth in SECTION 5(b) and disregarding any rounding for fractional amounts (the “Liquidation Entitlement”).

(b)          After payment to the holders of the Convertible Preference Shares of the full Liquidation Entitlement to which they are entitled, the Convertible Preference Shares as such will have no right or claim to any of the assets of the Corporation.

(c)          The value of any property not consisting of cash that is distributed by the Corporation to the holders of the Convertible Preference Shares will equal the Fair Market Value thereof on the date of distribution.

SECTION 3.        Voting Rights. The holders of the Convertible Preference Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof. The approval of the holders of the Convertible Preference Shares with respect to any and all matters referred to in these Articles of Amendment may be given in writing by all of the holders of the Convertible Preference Shares outstanding or by resolution duly passed and carried as may then be required by the Canada Business Corporations Act at a meeting of the holders of the Convertible Preference Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Convertible Preference Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Convertible Preference Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of such meeting, and at such adjourned meeting the holders of Convertible Preference Shares present in person or so represented by proxy, whether or not they hold a majority of all Convertible Preference Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed and carried as may then be required by the Canada Business Corporations Act at such adjourned meeting shall constitute the approval of the holders of the Convertible Preference Shares. Notice of any such original meeting of the holders of the Convertible Preference Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Convertible Preference Shares present in person or represented by proxy shall be entitled to one vote for each of the Convertible Preference Shares held by such holder.

SECTION 4.        Purchase for Cancellation. Subject to such provisions of the Canada Business Corporations Act as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Convertible Preference Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Convertible Preference Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Convertible Preference Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.

SECTION 5.        Conversion.

Each Convertible Preference Share is convertible into Class A Shares as provided in this SECTION 5.

(a)          Conversion at the Option of Holders of Convertible Preference Shares. Subject to SECTION 5(b), each holder of Convertible Preference Shares is entitled to convert, in whole or in part, at any time and from time to time, at the option and election of such holder, each outstanding Convertible Preference Share held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (i) one (1) by (ii) the Conversion Amount in effect at the time of conversion. The “Conversion Amount” initially is one (1), as adjusted from time to time as provided in SECTION 5(f). In order to convert the Convertible Preference Shares into Class A Shares, the holder must surrender the certificates representing such Convertible Preference Shares, accompanied by transfer instruments satisfactory to the Corporation, free of any adverse interest or liens at the office of the Corporation’s transfer agent for the Convertible Preference Shares, together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 5(a), the date of receipt of such certificates, together with such notice and such other information or documents as may be required by the Corporation (including any certificates delivered pursuant to SECTION 5(b)), by the transfer agent or the Corporation will be the date of conversion (the “Conversion Date”).

(b)          Limitations on Conversion. Notwithstanding SECTION 5(a), the Corporation shall not effect any conversion of the Convertible Preference Shares or otherwise issue Class A Shares pursuant to SECTION 5(a), and no holder of Convertible Preference Shares will be permitted to convert Convertible Preference Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power (as defined below) or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Convertible Preference Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Convertible Preference Shares Beneficially Owned by such holder. Upon the written request of the holder, the Corporation shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares and Class B Shares then outstanding. In connection with any conversion and as a condition to the Corporation effecting such conversion, upon request of the Corporation, a holder of Convertible Preference Shares shall deliver to the Corporation a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Corporation’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the articles of amendment or other similar document governing other Voting Stock.

(c)          Automatic Conversion.

(i)          If at any time the limitations in SECTION 5(b) would not prevent the conversion of one or more Convertible Preference Shares into Class A Shares then, subject to any lapse or expiration of the applicable waiting period, or approval, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust law, the maximum number of Convertible Preference Shares held by a holder and its Affiliates that can convert into Class A Shares without violating the limitations in SECTION 5(b) will automatically convert into Class A Shares, provided that such automatic conversion shall only occur if the number of Convertible Preference Shares that would be converted on the Conversion Date is equal to or greater than the lesser of (x) 1,000 and (y) all shares then held by such holder and its Affiliates; provided, further, that if the number of Convertible Preference Shares that may be converted pursuant to this SECTION 5(c)(i) is less than all shares of the Convertible Preference Shares Beneficially Owned by a holder and its Affiliates, the Corporation shall select the Convertible Preference Shares to be converted by lot or in such other equitable manner as the Corporation may determine.

(d)          Fractional Shares. No fractional Class A Shares will be issued upon conversion of the Convertible Preference Shares. In lieu of fractional shares, the Corporation shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Convertible Preference Shares. If more than one Convertible Preference Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Convertible Preference Shares converted by or for the benefit of such holder at such time.

(e)          Mechanics of Conversion.

(i)          Promptly after the Conversion Date (and in any event within three (3) Business Days), the Corporation shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Convertible Preference Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Participating Dividends on the Convertible Preference Shares that are being converted into Class A Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Convertible Preference Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Convertible Preference Shares not converted other than any such tax due because Class A Shares or a certificate for Convertible Preference Shares are issued in a name other than the name of the converting holder.

(ii)         From and after the Conversion Date, the Convertible Preference Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Convertible Preference Shares (except the right to receive from the Corporation the Class A Shares upon conversion, together with the right to receive any declared and unpaid Participating Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Convertible Preference Share is not converted, such Convertible Preference Share will remain outstanding and will be entitled to all of the rights as provided herein.

(iii)        If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Convertible Preference Shares, the conversion may, at the option of any holder tendering any Convertible Preference Share for conversion, be conditioned upon the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Convertible Preference Shares with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such Convertible Preference Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

(iv)        All Class A Shares issued upon conversion of the Convertible Preference Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable.

(f)          Adjustments to Conversion Amount.

(i)          Adjustment for Change In Share Capital.

(A)  If the Corporation shall, at any time and from time to time while any Convertible Preference Shares are outstanding, issue a dividend or make a distribution on its Class A Shares payable in its Class A Shares to all or substantially all holders of its Class A Shares, then the Conversion Amount at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Amount by a fraction:

(1)  the numerator of which shall be the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

(2)  the denominator of which shall be the sum of the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Class A Shares constituting such dividend or other distribution.

If any dividend or distribution of the type described in this SECTION 5(f)(i)(A) is declared but not so paid or made, the Conversion Amount shall again be adjusted to the Conversion Amount which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Amount be increased pursuant to this SECTION 5(f)(i)(A).

(B)  If the Corporation shall, at any time or from time to time while any of the Convertible Preference Shares are outstanding, subdivide or reclassify its outstanding Class A Shares into a greater number of Class A Shares, then the Conversion Amount in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Convertible Preference Shares are outstanding, combine or reclassify its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Amount in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Amount shall be adjusted by multiplying such Conversion Amount by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of Class A Shares outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

(ii)         Adjustment for Rights Issue. If the Corporation shall, at any time or from time to time, while any Convertible Preference Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Class A Shares entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase Class A Shares, or securities convertible into, or exchangeable or exercisable for, Class A Shares, in either case, at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Amount shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Amount in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

(A)  the numerator of which shall be the sum of (1) the number of Class A Shares Outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of Class A Shares that the aggregate offering price of the total number of Class A Shares issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Class A Shares on the declaration date for such distribution (determined by multiplying such total number of Class A Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and

(B)  the denominator of which shall be the number of Class A Shares Outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional Class A Shares issuable pursuant to such rights, options or warrants.

The term “Class A Shares Outstanding” shall mean, without duplication, and include the following, and the following shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable, and without regard to any other limitations or restrictions on conversion or exercise:

(1)         the number of Class A Shares and Class B Shares then outstanding;

(2)         all Class A Shares issuable upon conversion of outstanding Convertible Preference Shares; and

(3)         all Class A Shares issuable upon exercise of outstanding options and any other Convertible Security.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

To the extent that Class A Shares are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Amount shall be readjusted to the Conversion Amount that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Class A Shares actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Amount shall again be adjusted to be the Conversion Amount which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase Class A Shares at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such Class A Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Amount be increased pursuant to this SECTION 5(f)(ii).

(iii)        Adjustment for Certain Tender Offers or Exchange Offers. In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any Convertible Preference Shares are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any Subsidiary for all or any portion of the Class A Shares, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Class A Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Class A Shares, the “Purchased Shares”) exceeds the Closing Price per share of the Class A Shares on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Amount shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Amount in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(A)  the numerator of which shall be equal to the product of (1) the number of Class A Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (2) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date; and

(B)  the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of Class A Shares outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Amount pursuant to this SECTION 5(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a Subsidiary is obligated to purchase Class A Shares pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Amount shall again be adjusted to be the Conversion Amount which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 5(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Amount, no adjustment shall be made for such tender offer or exchange offer under this SECTION 5(f)(iii).

(iv)        Disposition Events.

(A)  If any of the following events (any such event, a “Disposition Event”) occurs:

(1)         any reclassification or exchange of the Class A Shares (other than as a result of a subdivision or combination);

(2)         any merger, amalgamation, consolidation or other combination to which the Corporation is a constituent party; or

(3)         any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other person;

in each case, as a result of which all of the holders of Class A Shares shall be entitled to receive cash, securities or other property for their Class A Shares, the Convertible Preference Shares converted following the effective date of any Disposition Event shall be converted, in lieu of the Class A Shares otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Class A Shares in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Class A Shares holding, immediately prior to the transaction, the number of Class A Shares into which such Convertible Preference Shares would have been converted pursuant to SECTION 5(a) without giving effect to any limitations on conversion set forth in SECTION 5(b) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Class A Shares with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Class A Shares.

(B)  The above provisions of this SECTION 5(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 5(f)(iv) applies to any event or occurrence, neither SECTION 5(f)(i) nor SECTION 5(f)(iii) shall apply; provided, however, that this SECTION 5(f)(iv) shall not apply to any share split or combination to which SECTION 5(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 2 applies. To the extent that equity securities of a company are received by the holders of Class A Shares in connection with a Disposition Event, the portion of the Convertible Preference Shares which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 5(f).

(v)         Minimum Adjustment. Notwithstanding the foregoing, the Conversion Amount will not be reduced if the amount of such reduction would be an amount less than one percent (1%) of such Conversion Amount, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to one percent (1%) or more.

(vi)        When No Adjustment Required. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Amount need be made:

(A)  for a transaction referred to in SECTION 5(f)(i) or SECTION 5(f)(ii) if the Convertible Preference Shares participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Class A Shares participate with respect to such transaction or event and on the same terms as holders of the Class A Shares participate with respect to such transaction or event as if the holders of Convertible Preference Shares, at such time, held a number of Class A Shares equal to the number of Class A Shares into which the Convertible Preference Shares were convertible at such time;

(B)  for rights to purchase Class A Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Class A Shares under any plan; or

(C)  for any event otherwise requiring an adjustment under this SECTION 5 if such event is not consummated.

(vii)       Rules of Calculation; Treasury Shares. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Class A Shares outstanding will be calculated on the basis of the number of issued and outstanding Class A Shares.

(viii)      Waiver. Notwithstanding the foregoing, the Conversion Amount will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Amount, written notice from the holders representing at least a majority of the then outstanding Convertible Preference Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.

(ix)         Tax Adjustment. Anything in this SECTION 5 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Amount, in addition to those required by this SECTION 5, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.

(x)          No Duplication. If any action would require adjustment of the Conversion Amount pursuant to more than one of the provisions described in this SECTION 5 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(xi)         Provisions Governing Adjustment to Conversion Amount.  Rights, options or warrants distributed by the Corporation to all or substantially all holders of Class A Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Class A Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Shares, shall be deemed not to have been distributed for purposes of SECTION 5(f)(i), (ii), (iii) or (iv) (and no adjustment to the Conversion Amount under SECTION 5(f)(i), (ii), (iii) or (iv) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, and (x) if and to the extent such rights, options and warrants are exercisable for Class A Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Amount shall be made under SECTION 5(f)(ii) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 5(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Corporation’s capital other than Class A Shares or Class A Share equivalents, shall be subject to the provisions of SECTION 1(a) applicable to Participating Dividends and shall be distributed to the holders of Convertible Preference Shares.  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series 5 Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Amount under SECTION 5(f)(i), (ii), (iii) or (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Amount shall be readjusted at the opening of business of the Corporation immediately following such final redemption or repurchase by multiplying such Conversion Amount by a fraction (x) the numerator of which shall be the Current Market Price per Class A Share on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Class A Shares as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Amount shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Class A Shares, the Conversion Amount shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 5(f)(xi)) as if such rights, options or warrants had not been issued, and instead the Conversion Amount will be adjusted as if the Corporation had issued the Class A Shares issued upon such redemption or exchange as a dividend or distribution of Class A Shares subject to SECTION 5(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for any shares of the Corporation’s capital (other than Class A Shares) or any other assets of the Corporation, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Convertible Preference Shares pursuant to, the provisions of SECTION 1(a) applicable to Participating Dividends.

(xii)        Notwithstanding anything herein to the contrary, any adjustment of the Conversion Amount or entitlement to acquire Class A Shares pursuant to these Articles of Amendment shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the date of effectiveness of these Articles of Amendment there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of these Articles of Amendment, the rights of the holders of the Convertible Preference Shares set forth in these Articles of Amendment shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange.

(xiii)       Notwithstanding anything to the contrary in these Articles of Amendment, if an adjustment to the Conversion Amount becomes effective on any Ex-Dividend Date as described herein, and a holder of Convertible Preference Shares that have been converted on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Class A Shares as of the related Conversion Date based on an adjusted Conversion Amount for such Ex-Dividend Date, then, notwithstanding such Conversion Amount adjustment provisions, the Conversion Amount adjustment relating to such Ex-Dividend Date will not be made for such converted Convertible Preference Shares. Instead, the holder of such converted Convertible Preference Shares will be treated as if such holder were the record owner of the Class A Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)          Notice of Record Date. In the event of:

(i)          any share split or combination of the outstanding Class A Shares;

(ii)         any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);

(iii)        any reclassification or change to which SECTION 5(f)(i)(B) applies;

(iv)        the dissolution, liquidation or winding up of the Corporation; or

(v)         any other event constituting a Disposition Event;

then the Corporation shall file with its corporate records and mail to the holders of the Convertible Preference Shares at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:

(A)  the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or

(B)  the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.

Disclosures made by the Corporation in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 5(g).

(h)          Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Amount pursuant to this SECTION 5, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preference Shares a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request of any holder of Convertible Preference Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Amount then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Convertible Preference Shares.

SECTION 6.        Additional Definitions. For purposes of these Articles of Amendment, the following terms shall have the following meanings:

(a)          “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Corporation, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.

(b)          “Articles of Amendment” means these articles of amendment creating the Convertible Preference Shares.

(c)          “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Convertible Preference Shares directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.

(d)          “Board of Directors” means the board of directors of the Corporation.

(e)          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.

(f)          “Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three nationally recognized investment banking firms selected by the Corporation for this purpose.

(g)          “Common Shares” means the Class A Shares, the Class B Shares and any other common shares in the capital of the Corporation.

(h)          “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

(i)           “Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares.

(j)           “Corporation” means MDC Partners Inc., a corporation governed by the Canada Business Corporations Act.

(k)          “Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

(l)           “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

(m)         “Exchange” means Nasdaq or, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.

(n)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o)          “Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:

(i)          for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and

(ii)         for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.

(p)          “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(q)          “hereof,” “herein” and “hereunder” and words of similar import refer to these Articles of Amendment as a whole and not merely to any particular clause, provision, section or subsection.

(r)          “Investor” shall mean Broad Street Principal Investments, L.L.C.

(s)          “Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(t)          “Nasdaq” means The NASDAQ Global Market.

(u)         “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

(v)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(w)         “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 14, 2017, between the Corporation and the Investor.

(x)          “Series 5 Original Issuance Date” means, with respect to any Convertible Preference Share, the original issue date of such Convertible Preference Share.

(y)          “share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Corporation includes, without limitation, any and all Common Shares and the Convertible Preference Shares.

(z)          “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Corporation.

(aa)        “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.

(bb)        “Voting Stock” shall mean the Class A Shares and the Class B Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.

(cc)        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Aggregate Amount	SECTION 5(f)(iii)
Class A Shares	SECTION 2(a)
Class A Shares Outstanding	SECTION 5(f)
Class B Shares	SECTION 2(a)
Conversion Amount	SECTION 5(a)
Conversion Date	SECTION 5(a)
Convertible Preference Shares	Preamble
Disposition Event	SECTION 5(f)(iv)
Expiration Date	SECTION 5(f)(iii)
Expiration Time	SECTION 5(f)(iii)(A)
Liquidation Entitlement	SECTION 2(a)
Maximum Voting Power	SECTION 5(b)
Participating Dividends	SECTION 1(a)
Purchased Shares	SECTION 5(f)(iii)
Reference Property	SECTION 5(f)(iv)
Rights Trigger	SECTION 5(f)(xi)

SECTION 7.        Miscellaneous. For purposes of these Articles of Amendment, the following provisions shall apply:

(a)          Withholding Tax. Notwithstanding any other provision of these Articles of Amendment, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to these Articles of Amendment any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to these Articles of Amendment is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to these Articles of Amendment any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Convertible Preference Shares pursuant to these Articles of Amendment shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this SECTION 7. In the absence of any such deduction or withholding by the Corporation, and unless agreed otherwise by the Corporation in writing, holders of Convertible Preference Shares shall be responsible for all withholding taxes under Part XIII of the Income Tax Act (Canada) in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to these Articles of Amendment and shall indemnify and hold harmless the Corporation on an after-tax basis (for this purpose, having regard only to taxes for which the Corporation is liable under Part XIII of the Income Tax Act (Canada)) for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to these Articles of Amendment.

(b)          Wire or Electronic Transfer of Funds. Notwithstanding any other right, privilege, restriction or condition attaching to the Convertible Preference Shares, the Corporation may, at its option, make any payment due to registered holders of Convertible Preference Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Convertible Preference Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Convertible Preference Shares provide the particulars of an account of such holder with a chartered bank in the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Convertible Preference Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder in a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder in a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.

(c)          Amendments. The provisions attaching to the Convertible Preference Shares may be deleted, varied, modified, amended or amplified by articles of amendment with such approval as may then be required by the Canada Business Corporations Act.

(d)          U.S. Currency. Unless otherwise stated, all references herein to sums of money are expressed in lawful money of the United States.

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EXHIBIT C

OPINIONS OF COMPANY’S COUNSEL

Stikeman Elliot LLP Opinion Paragraphs

1.	The Corporation (a) is a corporation amalgamated and existing under the laws of Canada and (b) has the corporate power to enter into and perform its obligations under the Share Purchase Agreement.

2.	All necessary corporate action has been taken by the Corporation to authorize the creation and issuance of the Series 4 Preference Shares, and the Series 4 Preference Shares, when issued and paid for in accordance with the terms of the Share Purchase Agreement, will be validly issued and outstanding as fully paid and non-assessable.

3.	All necessary corporate action has been taken by the Corporation to authorize the creation of and to reserve the Series 5 Preference Shares for issuance to holders of Series 4 Preference Shares, and the Series 5 Preference Shares, when issued upon the due conversion of the Series 4 Preference Shares in accordance with the terms of the Series 4 Preference Shares, will be validly issued and outstanding as fully paid and non-assessable.

4.	All necessary corporate action has been taken by the Corporation to reserve the Class A subordinate voting shares in the capital of the Corporation (the “Class A Shares”) issuable to holders of Series 4 Preference Shares and of Series 5 Preference Shares on conversion of such shares in accordance with their terms, and such Class A Shares, when issued upon the due conversion of the Series 4 Preference Shares or the Series 5 Preference Shares in accordance with the terms of the Series 4 Preference Shares or the Series 4 Preference Shares, as applicable, will be validly issued and outstanding as fully paid and non-assessable.

5.	The Series 4 Preference Shares and the Series 5 Preference Shares have been created, and have the respective rights, privileges, restrictions and conditions set out in the Articles of Amendment as attaching to such shares, and neither the creation nor the issuance of the Series 4 Preference Shares, nor the creation of the Series 5 Preference Shares, conflict with, result in a breach of, or constitute a default under the Original Articles or the By-laws.

6.	The execution and delivery of and performance by the Corporation of the Share Purchase Agreement has been authorized by all necessary corporate action on the part of the Corporation.

7.	The execution and delivery of and performance by the Corporation of its obligations under the Share Purchase Agreement does not constitute or result in a violation or breach of or a default under the Original Articles or the By-laws.

Simpson Thacher & Bartlett LLP Opinion Paragraphs

1.	Assuming the Purchase Agreement is a valid and legally binding obligation of the Purchaser, (a) the obligation of the Company to issue and sell to the Purchaser the Preference Shares on the date hereof pursuant to the terms of the Purchase Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with the terms of Purchase Agreement and (b) the obligations of the Company pursuant to Article 5 of the Purchase Agreement constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with the terms of Purchase Agreement.

2.	No registration under the Securities Act of 1933, as amended, of the Preference Shares is required for (a) the offer and sale of the Preference Shares by the Company to the Purchaser on the date hereof solely in the manner contemplated by the Purchase Agreement or (b) the issuance to the Purchaser of Alternative Preference Shares or Class A Shares upon conversion of the Preference Shares at the option of the Company in accordance with the terms of the Preference Shares, it being understood that we express no opinion regarding any reoffer or resale of Preference Shares, Alternative Preference Shares or Class A Shares.

EXHIBIT D

[__], 2017

Strictly Confidential

Broad Street Principal Investments, L.L.C.

200 West Street

New York, NY 10282

Attn: Brad Gross

CONFIDENTIALITY AGREEMENT

Ladies and Gentlemen:

In connection with Broad Street Principal Investments, L.L.C.’s (“you” or “your”) consideration of a possible investment in, and actual investment in, (“Investment”) MDC Partners Inc. (together with its controlled affiliates and subsidiaries, the “Company”), you have requested certain confidential and other information concerning the Company. You may be provided with certain oral and written information concerning the business of the Company from directors, officers, employees, advisors, representatives and/or agents of the Company. Any and all such information furnished to you or your Representatives (as defined below) in connection with the Investment by or on behalf of the Company (irrespective of the form or method of communication, whether such information is so furnished on or after the date hereof or whether the information is marked “confidential”), and all analyses, compilations, data, studies, forecasts, notes, translations, interpretations, memoranda or other documents prepared by you or your Representatives solely to the extent such analyses, compilations, data, studies, forecasts, notes, translations, interpretations, memoranda or other documents contain, reflect or are based in whole or in part on any such furnished information are collectively referred to herein as the “Information.” In consideration of furnishing you with the Information, the Company and you hereby agree to the following:

1.   The Information will be used solely for the purpose of evaluating, negotiating, consummating, monitoring, holding and exiting the Investment and undertaking the activities contemplated by the Securities Purchase Agreement (“SPA”) executed by you and the Company as of February 14, 2017 and will be kept strictly confidential and will not be disclosed by you or your Representatives, except (i) as requested or required by applicable law, rule, regulation or valid legal or supervisory process or pursuant to routine examination by regulatory authorities (“Law”), and, in such case, only after compliance with paragraph 3 below, and (ii) that you may disclose the Information or portions thereof to your subsidiaries and affiliates and your and your subsidiaries’ and affiliates’ directors, officers, managers, controlling persons, employees, agents, advisors (including, without limitation, legal, accounting and financial advisors), and your and your subsidiaries’ and affiliates’ sources of equity that are limited partners or managed, sponsored or advised by you or your affiliates pursuant to an investment management or similar agreement (“Passive Investors”), and representatives of your and your subsidiaries’ and affiliates’ Passive Investors, and legal, accounting and financial advisors (to the extent such persons receive Information, your “Representatives”), who need to know such information for the purpose of such Investment on your behalf; provided, that your Representatives (a) are informed of the confidential and proprietary nature of the Information and (b) are directed to abide by the terms of this agreement applicable to Representatives as if they were parties hereto. You agree to be responsible for any breach of this agreement by your Representatives (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company may have against your Representatives with respect to any such breach), except for a Representative who enters into a confidentiality agreement with the Company or agrees in a written joinder agreement for the express written benefit of the Company to be bound by the terms of this letter agreement applicable to such Representative.

2.   The term “person” as used in this agreement will be interpreted broadly to include the media and any corporation, company, group, partnership or other entity or individual. Without limiting the generality of the foregoing, you represent, warrant and agree that, as of the date hereof, you have not entered into (other than with respect to your Passive Investors) any agreement, arrangement or understanding, or any discussions which might lead to any agreement, arrangement or understanding, with any co-bidders or sources of equity or debt financing, regarding the Investment. In addition, you agree that you will not enter into, without the prior written consent of the Company, any agreement, arrangement or understanding, or any discussions which might lead to any agreement, arrangement or understanding, with any co-bidders (other than your Passive Investors or affiliates) regarding the Investment.

3.   If you or any of your Representatives are requested or required by Law (including, without limitation, by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Information or any of the matters described in paragraph 2 above, you or your Representative shall provide the Company with prompt written and oral notice of such requirement to the extent legally permissible and cooperate fully (as detailed below) with the Company such that it may, at its sole cost and expense, seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, you or your Representative agree to disclose only that portion of the Information or matters described in paragraph 2 above which you are advised by counsel is required to be disclosed and to take all reasonable steps to preserve the confidentiality of the Information and the matters described in paragraph 2 above. In addition, you will not oppose any action (and will, if and to the extent requested by the Company in writing, cooperate with the Company, at the Company’s sole cost and expense, in any reasonable action) by the Company, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Information or the matters described in paragraph 2 above, which are required to be disclosed. Notwithstanding the foregoing, you and your Representatives may disclose any of the Information or any of the matters described in paragraph 2 above as and to the extent you determine in good faith to be necessary or advisable in light of ongoing review or oversight by a regulatory or governmental authority with jurisdiction over you or your Representatives.

4.   The term “Information” does not include any information which (i) at the time of disclosure or thereafter is or becomes generally available to the public (other than as a result of a disclosure directly or indirectly by you or your Representatives in violation hereof), (ii) is or becomes available to you or your Representatives on a non-confidential basis from a source other than the Company or its representatives, provided that, to your knowledge, such source was not prohibited from disclosing such information to you or such Representative by a legal, contractual or fiduciary obligation owed to the Company, (iii) is already in you or your Representatives’ possession as of the date hereof (other than information furnished to your or your Representatives by or on behalf of the Company or its representatives), provided that, to your knowledge, the source of such information was not prohibited from disclosing such information to you or such Representative by a legal, contractual or fiduciary obligation owed to the Company or its representatives or (iv) has been or is independently developed or acquired by you or your Representatives without use of the Information.

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5.   If, at any time, the Company so directs in writing, you will, and will direct your Representatives to, at your expense, promptly return to the Company or, at your sole option, destroy, all Information which has been furnished to you or your Representatives by or on behalf of the Company and all copies, extracts, latent data (e.g. electronic memory cache, temporary electronic files) or other reproductions in whole or in part thereof, regardless of form. Compliance by you and your Representatives with the preceding provisions regarding the return or destruction of the Information shall be confirmed in writing (which may be an email communication) to the Company, upon the Company’s written request; provided that you or your Representatives may retain Information in accordance with a legal, contractual or fiduciary right or obligation or bona fide internal document retention policy. Notwithstanding the return or destruction of the Information, you will continue to be bound by your confidentiality and other obligations hereunder for the term of this agreement.

6.   Reserved

7.   Reserved.

8.   Reserved.

9.   Reserved.

10. Reserved.

11. Each party agrees that money damages would not be a sufficient remedy for any breach of this agreement by the other party and that the non-breaching party shall be entitled to seek, and neither party shall oppose the granting of equitable relief on the basis that such non-breaching party has an adequate remedy at law, including injunction and specific performance, in the event of any such breach, in addition to all other remedies available at law or in equity. Each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

12.

(a)        This agreement shall be governed by and construed in accordance with the laws of the State of New York. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the United States District Court for the Southern District of New York and any state appellate court therefrom within the State of New York (or, solely if the United States District Court for the Southern District of New York declines to accept jurisdiction over a particular matter, any state or federal court within the State of New York). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this agreement or any of the transactions contemplated by this agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 12(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the counterparty shall be effective service of process for any suit or proceeding in connection with this agreement or the transactions contemplated hereby.

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(b)        EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 12.

13. The parties agree that no failure or delay by a party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

14. If any provision of this agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this agreement, and such invalid provision shall be reduced in extent, duration, or scope or deemed deleted to the minimum extent necessary to cure such violation.

15. This agreement shall terminate and shall be of no further force and effect, two years after the date on which no Purchaser Designee (as defined in the SPA) sits on the board of directors of the Company and you have ceased to hold the right to nominate a Purchaser Designee to the board of directors of the Company.

16. It is not the intention of the parties to create or infer any third party beneficiary rights on any other person not signatory to this agreement.

17. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, and which together shall constitute one and the same instrument. Delivery of an executed signature page of this agreement by facsimile or by electronic mail in portable document format (PDF) will be effective as delivery of a manually executed signature page of this agreement.

18. This agreement, the SPA and the other documents and agreements contemplated by the SPA, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreement between the parties hereto with respect thereto, including, without limitation, any “clickthrough” agreement relating to the confidentiality of the Information that may be agreed to by any party or its representatives in connection with their access to any data site maintained in connection with the Investment. If you agree with the foregoing, please sign and return a copy of this letter, which will constitute our agreement with respect to the subject matter of this letter.

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Very truly yours,

MDC PARTNERS INC.

By:
Name: Mitchell Gendel
Title: General Counsel

CONFIRMED AND AGREED
as of the date first above written:

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:
Name:
Title:

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